UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________

SCHEDULE 14A INFORMATION
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TRISTATE CAPITAL HOLDINGS, INC.
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TriState Capital Holdings, Inc.
One Oxford Centre
301 Grant Street, Suite 2700
Pittsburgh, Pennsylvania 15219

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON May 29, 2020

To the Shareholders of TriState Capital Holdings, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of TriState Capital Holdings, Inc. (“TriState Capital,” “TSC” or the “Company”), will be held, on Friday, May 29, 2020, at 9:00 a.m., Eastern Time, at the offices of TriState Capital, located at One Oxford Centre, 301 Grant Street, Suite 2600, Pittsburgh, PA 15219, for the purpose of considering and voting on the following matters:

1.	The election of three Class IV directors;

2.	A non-binding advisory vote on the compensation of TriState Capital’s named executive officers;

3.	The ratification of KPMG LLP as independent registered public accounting firm for the fiscal year ending December 31, 2020;

4.	A vote to amend the Company’s Omnibus Incentive Plan to increase the number of authorized shares of common stock issuable under the plan; and

5.	The transaction of such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record of TriState Capital at the close of business on April 1, 2020, are entitled to notice of, vote and attend such meeting or any adjournment thereof.

Your vote is important. In order to ensure your representation at the Annual Meeting, please mark, sign, date and return the enclosed proxy as soon as possible in the enclosed envelope (no postage is required for mailing in the United States) or vote by Internet or by telephone as described in the enclosed materials. The proxy materials will be mailed on or about April 16, 2020.

By Order of the Board of Directors,

James F. Bauerle, Secretary

Pittsburgh, Pennsylvania
April 16, 2020

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 29, 2020.
Copies of the documents included in this mailing, including the proxy statement and our Annual Report to Shareholders, are also available at www.tscbank.com/annualmeetingmaterials, by calling us at 412-304-0304 or by sending an e-mail request to investorrelations@tscbank.com.

TRISTATE CAPITAL HOLDINGS, INC.

PROXY STATEMENT - TABLE OF CONTENTS

APPENDICES
Amendment to the 2014 Omnibus Incentive Plan	Appendix A

Proxy Summary An overview of selected information in this year’s proxy. Please read the entire proxy before voting.

Ticker	Annual Meeting of Shareholders	Record Date
Nasdaq: TSC	May 29, 2020, 9:00 a.m. ET, Pittsburgh	April 1, 2020

Voting Matters

Proposal		Board Recommendation	Page Reference
1. Election of three Class IV directors	To four-year terms	For	11
2. Non-binding advisory vote	On compensation of named executive officers	For	19
3. Ratification of KPMG LLP	As independent registered public accounting firm for 2020	For	47
4. Amend Omnibus Incentive Plan	Increasing maximum number of shares authorized for equity incentive program under which 40% of TSC employees had outstanding grants as of February 29, 2020	For	48

Overview

A National Financial Services Company
TriState Capital Holdings, Inc. (Nasdaq: TSC) is a national financial services company. Its TriState Capital Bank subsidiary is one of the nation’s leading providers of marketable-securities-backed private banking loans marketed through financial advisors, as well as a regional commercial bank for middle-market enterprises and a provider of liquidity and treasury management services to institutional and high net worth (“HNW”) clients nationwide. Its Chartwell Investment Partners subsidiary offers actively managed equity and fixed income products to institutional clients nationwide, as well as retail mutual fund investors in its mutual funds.

Independent and Expert Financial Services Industry Directors
Independent directors make up a majority of TSC’s Board. Directors are national leaders in their industries, including investment management, financial services, real estate, corporate finance and accounting and commercial finance.

Management and Board Interests Aligned with those of Common Shareholders
Since the Company’s 2013 initial public offering (“IPO”), every TSC Board member and named executive officer (“NEO”) has been a common shareholder of the Company. For the past three years, the Chairman & CEO has elected to take a portion of his cash incentive compensation in the form of TSC common stock.

Executive Compensation Incentivizing Long-Term Earnings Growth and Performance
The Company’s compensation philosophy is to promote and reward long-term value creation for shareholders through responsible growth. We seek to achieve this by providing fair and competitive compensation to our executives through programs designed to reinforce TSC’s high-performance culture focused on strategic and financial performance objectives consistent with sound principles of risk management. A substantial portion of our NEOs’ compensation is “at risk” and earned only after achieving pre-determined performance targets consistent with our philosophy and is paid in a combination of restricted stock grants with a minimum three-year vesting schedule and annual cash incentives, often with a majority of the incentive received as restricted stock.

Benchmarking High-Growth Financial Services Peers with Substantial Non-Bank Revenues for Performance, Talent and Compensation
TSC serves sophisticated institutional, corporate and HNW clients through its national franchises in private banking, liquidity and treasury management, and investment management, as well as its regional commercial banking business. As a result, the Company competes with some of the world’s largest financial services companies for talent and referral relationships nationwide. Investment management fees and other non-interest income represented nearly 30% of TSC’s revenue in 2019, and TSC utilizes an executive compensation peer group for benchmarking purposes (the “Proxy Peer Group”), which includes companies also generating revenue from non-interest income generating businesses. TSC has also consistently grown revenue, net income and its balance sheet at double-digit annual rates as a public company. Accordingly, its Proxy Peer Group is composed of high-growth financial services companies.

Growth versus Peers
TSC has grown earnings per share (“EPS”) and pre-tax income at average annual rates of 26.4% and 24.8%, respectively, since 2014, greater than the medians for the Company’s Proxy Peer Group and U.S. banks.

Annual Fully Diluted EPS Growth	Annual Pre-Tax Income Growth

Source: Company data and S&P Global Market Intelligence

Governance at a Glance

New in 2020
•
Disclosure of anti-hedging policy (p. 18) adopted by the Board in 2020, prohibiting directors and NEOs from purchasing any financial instrument or entering into any transaction designed to hedge or offset a decrease in the market value of TSC stock.

Company Highlights
•
Every TSC director and NEO is a common shareholder of the Company, beneficially owning between 4,000 and 1.4 million shares. Insiders own ~8% of shares outstanding.
•
27% of the Board’s directors are women.
•
Minimum share ownership guidelines (p. 35) require non-executive directors to attain ownership of Company stock with a value equal to at least five times their respective annual retainer fee within five years.
•
TSC Audit Committee members may not serve on more than two other public company audit committees.
•
TSC Board members may not serve on more than four public company boards.
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The Board’s Lead Independent Director is a non-employee director elected to a two-year term by the independent directors.
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Each director participated in ≥75% of the meetings of the Board and the committees of the Board on which the director served in 2019.
•
The company has never instituted a “poison pill” shareholder rights plan.
•
Special meetings may be called at any time by shareholders entitled to cast at least 10% of the votes.

Shareholder Engagement

Phone, Mail and Email	24 Hours	102 Meetings
The Company publishes contact information for any shareholder to contact the full board, any individual director, the Lead Independent Director, Chairman & CEO, other NEOs, and/or Investor Relations. All shareholders are encouraged to attend the Company’s annual meeting and participate in management’s publicly accessible quarterly investor calls.
The Company aims for the CEO, CFO, other NEOs, or Investor Relations team to respond to every top-50 shareholder inquiry within one business day and all investor inquiries within one week.
During 2019 the CEO, CFO and other NEOs participated in at least 102 in-person and telephone meetings with current and prospective investors. The Company conducts meetings and calls with shareholders throughout the year to discuss the Company’s business and better understand investor perspectives on issues of importance to them.

Compensation Policies

New in 2019-2020
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Discontinued the EPS premium award opportunity that had previously been available to certain NEOs.
•
Expanded disclosure of performance metrics and targets for determining short-term (p. 28) and long-term (p. 32) incentive compensation.
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Conducted our first “say-on-pay” vote, for which approximately 95% of votes were cast in favor of the executive compensation program for our NEOs.

What We Do
•
Promote and reward long-term value creation for shareholders.
•
Place a substantial portion of NEOs’ compensation at risk based on achievement of established performance targets in line with responsible growth philosophy of which a material portion, if not a majority, is paid in the form of either time-vested or performance target vested restricted stock grants.
•
Impose a minimum three-year vesting schedule for any time-vested equity compensation paid to directors and NEOs, as well as other officers.
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Maintain a “clawback” policy on NEO compensation (p. 35).
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Solicit an annual shareholder advisory vote on executive compensation (p. 20).
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Annually report to the full Board on the alignment of executive pay with performance.

What We Don’t Do
•
No employment agreements with NEOs, who are at-will and are not entitled to severance in the event of termination or a change-in-control without termination.
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No option repricing.
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No equity compensation awarded to directors, NEOs or employees without a minimum three-year vesting schedule or specific performance targets.
•
No excise tax gross ups or tax reimbursements for perquisites.
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Limited perquisites for NEOs (p. 34).

Total Return and Rate of Change in Total Compensation

Source: Company data and S&P Global Market Intelligence

Commercial and Financial Intermediary Clients
TSC primarily serves institutional and commercial clients, as well as HNW individuals who have access to TSC’s offering through independent investment advisory firms, trust companies, broker/dealers, family offices and other financial intermediaries that are members of the Company’s national referral network.

TriState Capital Private Banking Loans
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Not marketed directly to clients.
•
Financial advisors whose firms are members of TSC’s national referral network may be eligible to offer TSC’s marketable-securities-backed loan product to their HNW clients.

Chartwell Investment Management Products
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Equity and fixed income strategies offered to institutional investors nationally.
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The Chartwell Family of Funds are marketed to registered investment advisors, financial planners and other members of TSC’s national network of financial intermediaries.

TriState Capital Middle Market Commercial Loans
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Middle market commercial and industrial and commercial real estate loans.
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Primarily to businesses with revenues between $5 million and $300 million.
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Commercial borrowers primarily located in the Pennsylvania, New Jersey, New York and Ohio markets TSC serves.

TriState Capital Liquidity and Treasury Management Solutions
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Marketed to corporate and institutional clients including family offices, credit unions, middle-market commercial customers, foundations and other non-profits, broker/dealers, futures and commodities firms, and other financial services firms.
•
Financial advisors whose firms are members of TSC’s national referral network may be eligible to refer TSC’s liquidity and treasury management solutions to their HNW clients.

Our interactions with clients and financial intermediaries are highly regulated and subject to our Codes of Business Conduct and Ethics, which include, but are not limited to, provisions on:

•	Conflicts of interest

•	Confidentiality

•	Fair dealing

•	Compliance with laws, rules and regulations

•	Reporting behavior that is not in compliance with the code or otherwise illegal or unethical

TSC’s Codes of Business Conduct and Ethics may be found at:

•	http://investors.tristatecapitalbank.com/govdocs

Recruiting, Rewarding and Retaining Top Talent
We compete with some of the world’s largest financial services firms for proven and highly experienced talent to serve sophisticated institutional and HNW clients through our national franchises in private banking, liquidity and treasury management and investment management, as well as our regional commercial banking clients.

Competitive Compensation
•
TSC’s median employee total annual compensation was $142,735 in 2019.
•
Every full-time TSC employee is eligible for comprehensive benefits including paid time off and the same health insurance and 401(k) plan that NEOs may participate in.

Interests Aligned with Shareholders
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99% of TSC employees have some portion of their annual compensation at risk, with attractive incentives based on a combination of individual, team or company performance.
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~8% of the Company’s common stock is beneficially owned by TSC directors and NEOs.

Strong Employee Contribution Metrics
•
Workforce grew by 19 full-time equivalent employees in 2019 to 276 FTEs.
•
Total compensation/revenue declined to 38.6% in 2019 from 40.1%.
•
Revenue/employee was $650,000 in 2019, 25% greater than TSC’s Proxy Peer Group median, and 120% greater than the U.S. bank $5B-$10B median.

COVID-19 and Employee Health, Safety and Wellness
•
As TSC fully implemented its pandemic response plan in March 2020, employee health, safety and wellness have remained top priorities.
•
These plans include, but are in no way limited to, transitioning most employees to work from home while remaining fully connected to TSC technology resources and providing uninterrupted service and accessibility to clients. A very limited number of employees are working from Company offices, which are being rigorously cleaned and maintained, while implementing social distancing practices.
•
Certain non-executive employees received supplemental consideration to reflect their efforts in early March 2020 to implement the Company’s pandemic response plan. Certain non-executive employees also began to receive supplemental consideration to offset work-from-home expenses such as supplies and internet connectivity, while others reporting to Company offices received consideration to offset costs associated with child care, transportation and parking.

TSC’s treatment of its employees is addressed by the Company’s Codes of Business Conduct and Ethics, which include but are not limited to provisions on:

•
Providing equal opportunity to all qualified individuals in all phases of employment, including recruitment, hiring, placement, promotion, transfer, compensation, benefits, training, educational programs and use of TSC facilities

•	Prohibiting unlawful discrimination against any employee or applicant for employment

•	Prohibiting verbal, written, physical and sexual harassment

•	Prohibiting retaliation of any kind against individuals who have made good faith reports or complaints of violations of the code or other illegal or unethical conduct

TSC’s Codes of Business Conduct and Ethics may be found at:

•	http://investors.tristatecapitalbank.com/govdocs

Annual Revenue per Employee versus Peers
Source: Company data and S&P Global Market Intelligence

TRISTATE CAPITAL HOLDINGS, INC.

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 29, 2020

INTRODUCTION

The board of directors (the “Board”) of TriState Capital Holdings, Inc. (“TriState Capital” or the “Company”) is soliciting proxies so that you can vote at our 2020 Annual Meeting of Shareholders and any adjournments of that meeting (the “Annual Meeting”), which will be held as set forth in the accompanying Notice of Meeting. Even if you currently plan to attend the meeting, we urge you to vote by proxy before the meeting to ensure that your vote will be counted.

MEETING INFORMATION

Voting Procedures and Revocation

If you are a Record Holder. If your shares are registered directly in your name with our stock transfer agent, you are considered the shareholder of record with respect to those shares. The proxy materials are being sent directly to you by the stock transfer agent at our request. There are three ways you can vote by proxy:

•	you may vote over the Internet by going to www.cesvote.com and entering your control number that appears in the proxy materials you receive by mail;

•	you may vote by telephone by calling 1-888-693-8683 and following the recorded instructions (if you vote by telephone, you will also need your control number); or

•	you may vote by filling out the proxy card accompanying the copy of this proxy statement you receive by mail and sending it back in the envelope provided.

The deadline for record holders to vote by telephone or over the Internet is 3:00 a.m., Eastern Time, on May 29, 2020.

If you are a record holder you can revoke your proxy at any time before the vote is taken at the Annual Meeting by submitting to our Secretary written notice of revocation, which you can do at the meeting if you attend or by timely completing and returning a new proxy card as of a later date. Written notices of revocation and other communications about revoking proxies should be addressed to TriState Capital Holdings, Inc., One Oxford Centre, 301 Grant Street, Suite 2700, Pittsburgh, Pennsylvania 15219, ATTN: Secretary. If you vote by proxy and then attend the Annual Meeting, you do not need to vote again at the meeting unless you want to change your prior vote. Attending the Annual Meeting will not cancel your proxy unless you vote at the Annual Meeting.

All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with the instructions received. If you sign and return your proxy card without giving specific voting instructions, your proxy will be voted in accordance with the Board’s recommendations below. Except for procedural matters incident to the conduct of the Annual Meeting, management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the notice of the Annual Meeting, and management has no information that others will do so. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by the proxies in their discretion.

If Your Shares Are Held in Street Name. If you hold your shares in “street name,” your bank, broker or other nominee is the record holder of your shares and you are considered the “beneficial owner” of the shares. As the beneficial owner you have the right to direct your record holder as to how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. As a result, your bank, broker or other nominee will provide you with these proxy materials together with instructions as to how to direct the bank, broker or other nominee to vote your shares.

If you hold shares in street name, it is important for you to give your bank, broker or other nominee instructions as to how to vote your shares. Banks, brokers and other nominees have discretionary voting power only with respect to routine matters, and failure to provide instructions with respect to any non-routine matter will result in a broker non-vote. Banks, brokers and other nominees only have discretion to vote uninstructed shares with respect to the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal 3). As a result, if you do not provide voting instructions, your bank, broker or other nominee will not be able to vote your shares and a broker non-vote will be deemed to have occurred as to your shares regarding the proposals for the election of directors (Proposal 1), the non-binding advisory vote on the compensation paid to our named executive officers (“NEOs”) in 2019 (Proposal 2), and the vote to amend the Omnibus Incentive Plan to increase the number of authorized shares of common stock issuable under the plan (Proposal 4), as disclosed in this proxy statement.

We urge all shareholders holding stock in street name to give instructions to their bank, broker or other nominee so that their votes are counted.

If your shares are held in street name and after you give voting instructions to your bank, broker or other nominee you wish to revoke those instructions, you will need to follow the procedures established by such bank, broker or other nominee.

Recommendations of the Board

For the reasons set forth in more detail later in this proxy statement, the Board recommends you vote:

1.	FOR the election of Anthony J. Buzzelli, Helen Hanna Casey and Brian S. Fetterolf as Class IV members of the Board;

2.	FOR the approval of, on a non-binding advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement;

3.	FOR the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

4.	FOR the approval to amend the Company’s Omnibus Incentive Plan to increase the number of authorized shares of common stock issuable under the plan.

Record Date; Quorum; Required Vote

The securities that can be voted at the Annual Meeting consist of all issued and outstanding shares of common stock, no par value, of TriState Capital (the “common stock”) with each share entitling its owner to one vote on all matters. Only holders of record of our common stock at the close of business on April 1, 2020, (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. There were 161 record holders of common stock and 29,762,578 shares of common stock issued and outstanding as of the Record Date.

A quorum is required for the transaction of business at the Annual Meeting. A quorum is the presence at the meeting, in person or by proxy, of a majority of the outstanding shares of our common stock. Abstentions and broker non-votes will be counted as present for purposes of determining presence or absence of a quorum. Because there were 29,762,578 shares of our common stock issued and outstanding as of the Record Date, at least 14,881,290 shares must be present or represented by proxy at the Annual Meeting for a quorum to exist.

The votes required for the proposals identified in the Notice of Meeting are as follows:

1.
Election of three Class IV directors - a plurality vote, which means the duly nominated candidates receiving the highest number of votes will be elected. You may vote “For” or “Withhold” your vote on Proposal 1.

2.
Approval, on a non-binding advisory basis, of a resolution regarding the compensation of the Company’s named executive officers - a majority of the votes cast at the Annual Meeting. You may vote “For,” “Against” or “Abstain” on Proposal 2.

3.
Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 - a majority of the votes cast at the Annual Meeting. You may vote “For,” “Against” or “Abstain” on Proposal 3.

4.
Amendment of the Company’s Omnibus Incentive Plan to increase the number of authorized shares of common stock issuable under the plan - a majority of the votes cast at the Annual Meeting. You may vote “For,” “Against” or “Abstain” on Proposal 4.

Abstentions and broker non-votes will have no effect on the vote on these proposals.

Solicitation of Proxies

This proxy statement is being furnished in connection with the solicitation of proxies by the Board. The cost of soliciting proxies in the form enclosed herewith will be borne by us. In addition to the solicitation of proxies by mail, Internet and telephone, our directors, officers and other employees may also solicit proxies personally or by telephone, although they will not receive any additional compensation for doing so. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of our common stock.

This statement is first being mailed to our shareholders on or about April 16, 2020.

PROPOSAL 1
ELECTION OF DIRECTORS

General

Our Bylaws provide that the Board will consist of not less than five nor more than 14 members. The Board currently consists of 11 members, separated into four classes, with each class having as nearly as possible the same number of directors. The terms of the classes are staggered so that one class of directors is elected each year for a term of four years. Approximately one-fourth of the Board is elected by the shareholders at each annual shareholders’ meeting for a term of four years, and the elected directors hold office until their successors are duly elected and qualified or until their earliest of death, resignation or removal. Each of the nominees listed below is currently a director of the Company who was previously elected by the shareholders.

Director Nominees

Certain information about the nominees for director, each of whom is presently a member of the Board, is set forth below:

Name	Age	Principal Occupation	Board Class	Director Since
Anthony J. Buzzelli	71	Retired Vice Chairman and Regional Managing Partner for the Pacific Southwest region at Deloitte & Touche, LLP	IV	2014

Helen Hanna Casey	71	President and Director of Hanna Holdings, Inc. and President and Chief Executive Officer of Howard Hanna Real Estate Services	IV	2006

Brian S. Fetterolf	49	Vice President and Director of TriState Capital, President, Chief Executive Officer, and Director of TriState Capital Bank, and President and Director of Chartwell TSC Securities Corp.	IV	2017

The election of each nominee requires the affirmative vote of a plurality of the votes cast, meaning that the three nominees who receive the greatest number of votes will be elected. Executed proxies received from holders of record of our common stock will be voted “For” the election of such nominees unless marked to the contrary. All of the nominees have consented to be named and have indicated their intent to serve if elected. If any nominee becomes unable to serve, which is not anticipated, the proxy will be voted for a substitute nominee to be designated by the Board or the number of directors will be reduced.

You may vote “For” or “Withhold” your vote to elect each nominee for director. Abstentions and broker non-votes will not be counted as either an affirmative vote or a negative vote regarding the election of directors and therefore will have no effect on the election of directors. We do not have cumulative voting rights for the election of directors.

The Board of Directors recommends a Vote “FOR” the election of each of Anthony J. Buzzelli, Helen Hanna Casey and Brian S. Fetterolf as Class IV Members of the Board.

Our Directors and Executive Officers

The following table sets forth certain information regarding our directors and executive officers as of April 16, 2020:

Name	Age	Position with TriState Capital Holdings, Inc.	Position with Affiliate	Director Since	Director Until / Class
David L. Bonvenuto	52	Director	Director - TriState Capital Bank	2015	2021 / Class I
Anthony J. Buzzelli	71	Director	Director - TriState Capital Bank	2014	2020 / Class IV
Helen Hanna Casey	71	Director	Director - TriState Capital Bank	2006	2020 / Class IV
David J. Demas	54	Chief Financial Officer	Chief Financial Officer - TriState Capital Bank	N/A	N/A
E.H. (Gene) Dewhurst	73	Director	Director - TriState Capital Bank	2006	2023 / Class III
James J. Dolan	65	Director	Director - TriState Capital Bank; Director - Chartwell Investment Partners, LLC	2006	2021 / Class I
Audrey P. Dunning	58	Director	Director - TriState Capital Bank	2020	2021 / Class I
Brian S. Fetterolf	49	Vice President and Director	President, Chief Executive Officer, and Director - TriState Capital Bank; President and Director - Chartwell TSC Securities Corp.	2017	2020 / Class IV
James F. Getz	73	Chairman, President, Chief Executive Officer, and Director	Chairman and Director - TriState Capital Bank; Chairman and Director - Chartwell Investment Partners, LLC; Director - Chartwell TSC Securities Corp.	2006	2022 / Class II
Timothy J. Riddle	64	N/A	Chief Executive Officer and Director - Chartwell Investment Partners, LLC; Director - Chartwell TSC Securities Corp.	N/A	N/A
Kim A. Ruth	65	Director	Director - TriState Capital Bank	2017	2022 / Class II
A. William Schenck III	76	Vice Chairman and Director	Vice Chairman and Director - TriState Capital Bank	2006	2023 / Class III
John B. Yasinsky	80	Director	Director - TriState Capital Bank	2006	2023 / Class III

A brief description of the background of each of our current directors and executive officers is set forth below. No director or executive officer has any family relationship, as defined in Item 401 of Regulation S-K, with any other director or executive officer.

Director Biographies

Class IV Nominees for Election to a Four-Year Term Expiring at the 2024 Annual Meeting of Shareholders

Anthony J. Buzzelli. Mr. Buzzelli is a former partner with Deloitte & Touche, LLP where he spent 40 years, retiring as Vice Chairman and Regional Managing Partner for the Pacific Southwest region. During his time at Deloitte & Touche, LLP, he also served as the National Managing Partner, U.S. Regions, on the firm’s Executive Committee and was a member of its board of directors and operating committee. He is currently a member of the Board of Visitors of Penn State Smeal College of Business and a member of the boards of directors of American Automobile Association (AAA), ACE (Southern California AAA) and MedStar Health, Inc. He was previously a board member of the Los Angeles Music Center, L.A. Chamber of Commerce, L.A. Police Foundation, World Affairs Council, and Town Hall Los Angeles, and a member of the board of advisors of the University of California, Los-Angeles School of Public Affairs. In addition, Mr. Buzzelli was Chairman of the Southern California Leadership Network and Trustee and Audit Committee Chairman of the California Science Center. Mr. Buzzelli’s extensive financial, accounting and auditing experience, as well as his longstanding knowledge of and relationships in the Pittsburgh business community, qualify him to continue to serve on the Board and as Chairman of the Audit Committee of the Board.

Helen Hanna Casey. Since 1991, Ms. Casey has served as president and as a director of Hanna Holdings, Inc., a real estate firm headquartered in Pittsburgh, Pennsylvania. She is also a president and Chief Executive Officer of Howard Hanna Real Estate Services, a large residential real estate brokerage company and a subsidiary of Hanna Holdings, Inc. Since 1987, she has served on the board of directors of West Penn Multi-List, Inc., a company that provides real estate listing services. In addition, since 2007, she has served on the board of directors of the Strategic Investment Fund, a private source of financing for real estate projects in the City of Pittsburgh and surrounding regions. She has served as a member of the executive committee of the Allegheny Conference on Community Development and chairwoman of the Greater Pittsburgh Chamber of Commerce. A graduate of Georgian Court University, Ms. Casey holds the professional designations of GRI (Graduate Realtors Institute) and CRB (Certified Residential Broker). Ms. Casey’s real estate industry experience as well as her business and civic leadership roles and experience qualify her to continue to serve on the Board.

Brian S. Fetterolf. Mr. Fetterolf is President and Chief Executive Officer of TriState Capital Bank (2017 to present), Vice President of TriState Capital (2013 to present), President of Chartwell TSC Securities Corp. (2017 to present), and a director of TriState Capital, TriState Capital Bank, and Chartwell TSC Securities Corp. (2017 to present). Mr. Fetterolf has been with TriState Capital since 2009 and has more than 20 years of experience in the financial services industry. He has held numerous other positions with TriState Capital Bank including General Counsel and Chief Risk Officer. He was named President of TriState Capital Bank in 2015 and Chief Executive Officer in 2017. He also has been the President and a Director of Chartwell TSC Securities Corp., the Company's broker/dealer subsidiary that facilitates the wholesale marketing of The Chartwell Funds, since 2017. Prior to becoming President of TriState Capital Bank, Mr. Fetterolf was a Senior Vice President in the Special Situations Advisory Group of Macquarie Capital Advisors, and the head of structuring for Macquarie’s U.S. Commercial Real Estate Finance Group based in Chicago. He also worked with LaSalle Bank/ABN Amro in Chicago and New York as Director of Structured Financial Products in the Commercial Real Estate Debt Capital Markets Group. Prior to his employment within financial services, he practiced as a corporate finance attorney with a Pittsburgh law firm and served as internal counsel with a financial services technology company. Mr. Fetterolf also is the President of Crosshair Ventures, LLC, which is the general partner of Crosshair Ventures, L.P., a family partnership. He also serves as the Chairman of the Pittsburgh Benefit for the Navy SEAL Foundation, and on the Western Pennsylvania Committee for the Bucknell University Annual Fund. He is a graduate of Bucknell University (B.A.), Boston College Law School (J.D.) and the University of Pittsburgh (M.B.A.). Mr. Fetterolf’s financial services industry experience, including his leadership of TriState Capital Bank, as well as his business and civic leadership roles in our key market areas qualify him to continue to serve on the Board.

Class I Directors Continuing in Office Until the 2021 Annual Meeting of Shareholders

David L. Bonvenuto. Mr. Bonvenuto is the President and Chief Operating Officer of Ibis Tek, Inc., a privately-held contract manufacturer with a primary focus on transparent and opaque armor solutions for both private and military applications. Prior to Ibis Tek, Inc., Mr. Bonvenuto was the President and Chief Executive Officer of Oberg Industries LLC, a privately-held contract manufacturer specializing in precision metalworking with a focus on the medical device, energy, aerospace/defense and metal packaging end markets. A cum laude graduate of West Virginia University, where he majored in business administration with an emphasis in accounting, Mr. Bonvenuto is also a member of the Board of Directors and Vice Chairman of Catalyst Connection. Mr. Bonvenuto’s management, financial, accounting and auditing experience, as well as his longstanding knowledge of and relationships in the Pittsburgh business community, qualify him to serve on the Board.

James J. Dolan. Mr. Dolan is a managing member of Voyager Holdings, LLC, a diversified company that invests in and operates businesses in the technology, financial service, aviation and natural resource industries. He also serves as Chairman and Chief Executive Officer of Gordon Pointe Acquisition Corp., a special purpose acquisition company whose shares are listed on Nasdaq. He also is chairman of Ascent Data, a company he founded in 2009 that provides cloud computing solutions and data center services to middle market companies and legal firms. Mr. Dolan’s prior financial services industry experience includes tenure as a senior officer of Federated Investors, Inc. for 19 years, where he served as President and Chief Executive Officer of Federated Services Company, a provider of shareholder services, marketing, distribution, custody, transfer agency and technology products to regulated companies and investment advisors. Mr. Dolan previously served as Chairman and Chief Executive Officer of Liberty Bank and Trust Company, and he currently serves on the board of directors of PlanMember Services Corp., a large asset management company. Mr. Dolan also currently serves as chairman and director of The Pittsburgh Vintage Grand Prix Association, chairman of Going to the Sun Rally, and director of the Shelby American Automobile Club. He is a graduate of Villanova University and Duquesne University School of Law. Mr. Dolan’s experience as a director and officer of banks and other financial service companies, and his extensive and diverse managerial experience, qualify him to continue to serve on the Board and as Chairman of the Compensation Committee of the Board.

Audrey P. Dunning. Ms. Dunning is the founder and has served since July 2019 as the Chief Executive Officer of AMP Growth Advisors, LLC, a firm specializing in strategy development, executive coaching and advising on digital transformation. Previously, Ms. Dunning served as Chief Executive Officer of Summa Technologies, a digital solutions consultancy, from 2007 through its August 2017 acquisition by CGI, a global information technology consulting company. Ms. Dunning subsequently served as Senior Vice President of CGI’s Great Lakes Business Unit until December 2018. Ms. Dunning also has served since 2015 on the Board of Directors for the Pittsburgh Branch of the Federal Reserve Bank of Cleveland, and between 2016 and 2019, Ms. Dunning served on the Board of Directors of Dollar Bank. Ms. Dunning’s experience in the technology industry as well as her prior board involvement with another large regional bank and the Federal Reserve qualify her to serve on the Board.

Class II Directors Continuing in Office Until the 2022 Annual Meeting of Shareholders

James F. Getz. Mr. Getz is the founder of the Company and has served as Chairman, President, Chief Executive Officer and director of the Company since its inception. He also serves as Chairman and director of the Board of TriState Capital Bank and Chartwell Investment Partners, LLC, and as a director of Chartwell TSC Securities Corp. He has held multiple senior positions with Federated Investors, Inc., including as a director of that company and as President of Federated Securities Corporation. He also served as President and director of Federated Bank & Trust Company. A graduate of King’s College (and a prior member of the board of directors of that institution), Mr. Getz holds a master’s degree from Villanova University. Mr. Getz’s extensive business, banking, investment management and public company experience, as well as his long-standing business and banking relationships within our primary markets, qualify him to continue to serve on the Board and as Chairman of the Board.

Kim A. Ruth. Ms. Ruth currently serves as a Managing Director of Apex Partners, LLC, an advisory business based in Houston, Texas. Ms. Ruth served as Chairman of the Houston Region of Bank of Texas, a division of BOK Financial Corporation, from September 2014 through November 2015. Prior to that position, Ms. Ruth served for 20 years in different capacities at Bank of America, including five years as its Texas State President and 10 years as its Houston Market President. During her last year at Bank of America she was one of 11 regional managers for Merrill Lynch, Bank of America's wealth management advisory business. Ms. Ruth held commercial banking positions at JPMorgan Chase (formerly Texas Commerce Bank) and State Street Bank prior to moving to Bank of America. A cum laude graduate of Bucknell University, she serves on the board of the Greater Houston Community Foundation and has served on many other nonprofit boards in the Houston, Texas, area, including the United Way of Houston. Ms. Ruth’s experience in banking and wealth management advisory businesses, as well as her management experience, qualify her to continue to serve on the Board.

Class III Directors Continuing in Office Until the 2023 Annual Meeting of Shareholders

E.H. (Gene) Dewhurst. Since 1992, Mr. Dewhurst has served as vice president-finance and treasurer, and since 1998 as a director, of Falcon Seaboard Resources LLC, which manages the Falcon Seaboard entities, based in Houston, Texas. Falcon Seaboard is a diversified group of affiliated companies with interests in a variety of industries, including energy production, services, and investments. Mr. Dewhurst has also been actively involved in the banking industry, spending 20 years working as a corporate lender and subsequently serving on the boards of directors of various banks prior to joining the Board and the board of TriState Capital Bank. From 2003 to 2009, he was a director of the United Fuel & Energy Corporation, a publicly-traded distributor of gasoline, diesel and lubricant products that was acquired by Southern Counties Oil Co. in 2009. Mr. Dewhurst is also actively involved in civic and religious organizations. He currently serves as a director on several boards including Biblica, Inc., The Houston Symphony Endowment, and The David Dewhurst Foundation. He is a graduate of the University of Texas, Austin, and the Southwestern Graduate School of Banking at Southern Methodist University. Mr. Dewhurst’s experience in banking and as an investment and corporate financial professional for multiple, diversified entities, and his ability to interpret capital markets, assess financial statements and projections, comprehend capital demand and analyze risk associated with asset allocation, qualify him to continue to serve on the Board and as Chairman of the Risk Committee of the Board.

A. William Schenck III. Mr. Schenck has served as Vice Chairman and director of both TriState Capital and TriState Capital Bank since the inception of the Company. Mr. Schenck’s prior experience includes service as Secretary, Pennsylvania Department of Banking, Chairman and Chief Executive Officer, Fleet Mortgage Group, Vice Chairman, Great Western Financial Corporation, and multiple executive and managerial roles at PNC Bank. Mr. Schenck has also played an active role in numerous civic and economic development enterprises, including the Allegheny Conference on Community Development, the Pennsylvania Economy League, the Pennsylvania Housing Finance Agency and a number of boards and agencies of the Pennsylvania state government. He is a graduate of the University of Virginia. Mr. Schenck’s career in banking, business, community and government service qualify him to continue to serve on the Board.

John B. Yasinsky. Mr. Yasinsky is the retired chairman and chief executive officer of OMNOVA Solutions Inc., Fairlawn, Ohio, a specialty chemicals and building products company. He was previously a director of A. Schulman, Inc. in Akron, Ohio (retired December 2014) and CMS Energy Corp. in Jackson, Michigan (retired May 2015). Prior to joining OMNOVA, he served as the chairman and Chief Executive Officer of GenCorp. in Fairlawn, Ohio, as well as Group President of Westinghouse Electric Company. Mr. Yasinsky is a graduate of Wheeling Jesuit University, the University of Pittsburgh (M.S.) and Carnegie Mellon University (Ph.D.). His business and management experience qualify him to continue to serve on the Board and as Chairman of the Nominating and Corporate Governance Committee of the Board.

Executive Officer Biographies

David J. Demas. Mr. Demas joined the Company as Executive Vice President of Finance in August 2017 and became its Chief Financial Officer on January 1, 2018. Prior to joining the Company, he was with Deloitte & Touche, LLP for 25 years and was, during the last four years of his service, a senior partner in the financial services practice of its San Francisco office. Mr. Demas brings more than 25 years of deep financial services industry and leadership experience servicing Deloitte’s largest, most prominent and complex banking, securities, asset management and finance technology clients. Mr. Demas led Deloitte’s West Coast securities practice, working with a number of firms that are currently among the more than 150 members of TriState Capital Bank’s national referral network of financial intermediaries. Mr. Demas is a past member of the board of the Habitat for Humanity Foundation. He is also a past member of the University of Pittsburgh Business School Advisory Board and the Pittsburgh Chapter of the Juvenile Diabetes Research Foundation, where he also served as Vice President of Finance.

Timothy J. Riddle. Mr. Riddle is the Chief Executive Officer of Chartwell Investment Partners, LLC (“Chartwell”) and is responsible for the strategic planning of the firm. He is also a director of Chartwell TSC Securities Corp. Mr. Riddle and the original members of the Chartwell team were former partners at Delaware Investment Advisers (DIA) and Delaware Management Company (DMC). He was employed by Delaware Investment Advisors from 1986 to 1997 and was closely involved in the leveraged buyout of the firm in 1988, the launch of Delaware International Advisers in 1993 and in the sale of Delaware to Lincoln National/Lincoln Financial Group in 1995. From 1978 to 1986, he was employed with Father Flanagan’s Boys’ Home, where he served as Director of Investments.

Corporate Governance Overview

We are committed to having sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace. The Board has adopted Corporate Governance Guidelines that set forth the framework within which the Board, assisted by its committees, directs the affairs of our organization. The Corporate Governance Guidelines address, among other things, the composition and functions of the Board, director independence, board evaluation, compensation of directors, management succession and review, board committees and selection of new directors. In addition, the Board has adopted Codes of Business Conduct and Ethics that apply to all of our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer. The Corporate Governance Guidelines and our Codes of Business Conduct and Ethics are available on our investor relations website at http://investors.tristatecapitalbank.com/govdocs. We expect that any amendments to our Code of Business Conduct and Ethics for Principal Executive and Senior Financial Officers will be disclosed on our investor relations website, as well as any other means required by Nasdaq rules.

We have adopted a comprehensive and detailed insider trading policy that regulates trading by all employees, including our executive officers and directors. Among other things, executive officers and directors are prohibited from holding shares of our common stock in margin accounts or pledging shares of our common stock as collateral for a loan; provided, however, that our General Counsel may on a case-by-case basis grant an exception to the prohibition against holding these securities in a margin account or pledging our common stock as collateral for a loan (not including margin debt) if the executive officer or director can clearly demonstrate the financial capacity to repay the loan without resort to the pledged common stock.

Director Qualifications. The Nominating and Corporate Governance Committee is responsible for identifying and recommending candidates to the Board. At present, the Board does not engage any third parties to identify and evaluate potential director candidates. Director candidates are evaluated using certain established criteria, including the candidate’s character, judgment, diversity, age, skills, including financial literacy, and experience in the context of the needs of our organization and the Board. We believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. The Nominating and Corporate Governance Committee will also take into account the candidate’s experience at the policy-making level in business, government or banking, commitment to enhancing shareholder value and time to carry out their duties and to provide insight, including the number of boards each candidate serves on.

We have no formal policy regarding the diversity of the Board. Our Nominating and Corporate Governance Committee and the Board may therefore consider a broad range of factors relating to the qualifications and background of nominees. The Nominating and Corporate Governance Committee’s and the Board’s priority in selecting Board members is the identification of candidates who will further the interests of our shareholders through an established record of professional accomplishment, ability to contribute positively to the collaborative culture among board members, professional and personal experiences, including diversity considerations, and expertise relevant to our growth strategy. The Nominating and Corporate Governance Committee implements this goal as part of its nomination process and assesses its implementation both during the nomination process and as part of the committee’s self-assessment process.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders in the same manner as it considers candidates recommended by others. Because of this, there is no specific policy regarding shareholder nominations of potential directors, but the Nominating and Corporate Governance Committee will evaluate candidates recommended by shareholders, provided that such candidates are nominated in accordance with the applicable provisions of our Bylaws.

Director Independence. Under the rules of Nasdaq, independent directors must comprise a majority of the Board. The rules of Nasdaq, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors. The Board has evaluated the independence of its members based upon the rules of Nasdaq and the SEC, including those regarding members of particular committees of the Board on which they serve. Applying these standards, the Board has affirmatively determined that each of our current directors is an independent director, with the exception of James F. Getz, Chairman, Chief Executive Officer and President of the Company; A. William Schenck III, Vice Chairman of the Company; and Brian S. Fetterolf, Vice President of the Company. Messrs. Getz, Schenck, and Fetterolf are also employees of TriState Capital Bank. Mr. Getz is also Chairman and a director of TriState Capital Bank and Chartwell Investment Partners, LLC, and a director of Chartwell TSC Securities Corp. Mr. Schenck is also Vice Chairman and a director of TriState Capital Bank. Mr. Fetterolf is also President, Chief Executive Officer and a director of TriState Capital Bank, and President and a director of Chartwell TSC Securities Corp.

Board Leadership Structure. The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board because the Board believes that it is in the best interests of our organization to make that determination from time to time based on the position and direction of our organization and the membership of the Board. The Board has determined that having our Chief Executive Officer serve as Chairman of the Board is in the best interests of our shareholders at this time. This structure makes the best use of the Chief Executive Officer’s extensive knowledge of our organization and the banking and investment management industries. The Board views this arrangement as also providing an efficient nexus between our organization and the Board, enabling the Board to obtain information pertaining to operational matters expeditiously and enabling the Chairman to bring areas of concern before the Board in a timely manner.

Because the positions of President, Chief Executive Officer and Chairman are held by the same person, the Board has established a Lead Independent Director position for which one of the members of the Board is elected by the non-employee directors biennially. Mr. Dolan currently serves as the Lead Independent Director. The Lead Independent Director coordinates the activities of the other non-employee directors. The Lead Independent Director’s responsibilities include presiding at executive sessions of the Board, and other responsibilities that may be assigned by the non-employee directors.

Board’s Role in Risk Oversight. Risk assessment and oversight are an integral part of our governance and management processes. The Board takes an active role in reviewing our strategy and priorities on an ongoing basis throughout the year at regular Board and committee meetings and as part of management presentations that focus on particular business functions, operations or strategies. The Board also administers its oversight function through various standing committees of the Board that address risks inherent in their respective areas of oversight, as disclosed in the description of each of the committees below and in the charters of each of the committees. Each committee provides a full report regarding the committee’s considerations and actions, and officers responsible for oversight of particular risks within the Company provide regular reports to the Board.

Board Committees

The Board has established standing committees in connection with the discharge of its responsibilities. These committees consist of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Risk Committee. The Board also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our corporate governance documents. Currently, this same committee structure and membership composition is in place at TriState Capital Bank as well.

Audit Committee. The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of our financial statements, compliance with legal and regulatory requirements, our independent auditors’ qualifications and independence, the financial and accounting risks inherent in our business and the control processes with respect to such risks, any fiduciary activities, and the performance of our internal audit function and that of our independent auditors. Among other things, the Audit Committee annually reviews the Audit Committee charter and the committee’s performance; appoints, evaluates and determines the compensation of our independent auditors; reviews and approves the scope of the annual audit and the financial statements; reviews disclosure controls and procedures, internal control over financial reporting, and internal audit function and corporate policies with respect to financial information; and oversees investigations into complaints concerning financial matters, if any.

The Audit Committee works closely with our management as well as our independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding to engage, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

The current members of the Audit Committee are Messrs. Bonvenuto, Buzzelli, and Dewhurst and Mses. Casey and Dunning, each of whom satisfies the applicable independence and other requirements of the SEC and Nasdaq for audit committee members. Mr. Buzzelli is the chairperson of the Audit Committee and serves as our “audit committee financial expert,” as required under the applicable rules of the SEC and Nasdaq.

The Audit Committee has adopted a written charter that, among other things, specifies the scope of its rights and responsibilities. The charter of the Audit Committee is available on our investor relations website at http://investors.tristatecapitalbank.com/govdocs.

Compensation Committee. The Compensation Committee is responsible for discharging the Board’s responsibilities relating to the compensation of executives and directors. Among other things, the Compensation Committee evaluates human resources and compensation strategies; reviews and approves objectives relevant to executive officer compensation; evaluates performance and determines the compensation of our executive officers in accordance with those objectives; reviews and approves any changes to equity-based incentive plans (subject to shareholder approval, where required); recommends to the Board compensation for directors; and evaluates its own performance in relation to the Compensation Committee charter. The Compensation Committee may form subcommittees for any purpose it deems appropriate and may delegate such power and authority as it deems appropriate, except for any power or authority that must be exercised by the entire Compensation Committee under the rules of the SEC and Nasdaq. The Compensation

Committee may also delegate authority to the Chief Executive Officer and/or the Chief Human Resources Officer to administer our compensation and employee benefit plans to the extent permissible under such plans and the rules of the SEC and Nasdaq. From time to time, the Compensation Committee may seek advice from outside experts in the executive compensation field to provide input on both executive and Board compensation issues. In 2019, the Compensation Committee did not use a compensation consultant for any purpose. The Compensation Committee has retained independent legal counsel, McDonald Hopkins, LLC, to provide advice and assistance with respect to the Company’s executive compensation programs, governance practices, and peer group data.

The current members of the Compensation Committee are Ms. Ruth and Messrs. Dolan and Yasinsky, each of whom qualifies as (i) an “independent director” as defined under the applicable rules and regulations of the SEC and Nasdaq, including those applicable to compensation committee members, and (ii) a “non-employee” director under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”). Mr. Dolan is the chairperson of the Compensation Committee. Mr. Minnick was a member of the Compensation Committee prior to his retirement from the Board effective February 10, 2020, and Mr. Seidel was a member of the Compensation Committee prior to his retirement from the Board effective April 15, 2020.

The Compensation Committee has adopted a written charter that, among other things, specifies the scope of its rights and responsibilities. The charter of the Compensation Committee is available on our investor relations website at http://investors.tristatecapitalbank.com/govdocs.

Compensation committee interlocks and insider participation. In 2019, Messrs. James J. Dolan, John B. Yasinsky and James E. Minnick, and Mses. Kim A. Ruth and Helen Hanna Casey served on our Compensation Committee. None of our independent directors, including those who are or were members of the Compensation Committee during fiscal year 2019, is or was an officer or employee of TriState Capital or our subsidiaries. In addition, none of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of another entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for discharging the Board’s responsibilities relating to the corporate governance of our organization. Among other things, the Nominating and Corporate Governance Committee identifies individuals qualified to be directors consistent with the criteria approved by the Board and recommends director nominees to the full board of directors; ensures that the Audit and Compensation Committees have the benefit of qualified “independent directors”; oversees management continuity planning; leads the Board in its annual performance review; and monitors our corporate governance principles and practices.

The current members of the Nominating and Corporate Governance Committee are Ms. Casey and Messrs. Dolan and Yasinsky, each of whom qualifies as an “independent” director as defined under the applicable rules and regulations of the SEC and Nasdaq. Mr. Yasinsky is the chairperson of the Nominating and Corporate Governance Committee. Mr. Minnick was a member of the Nominating and Corporate Governance Committee prior to his retirement from the Board effective February 10, 2020, and Mr. Seidel was a member of the Nominating and Corporate Governance Committee prior to his retirement from the Board effective April 15, 2020.

The Nominating and Corporate Governance Committee has adopted a written charter that among other things specifies the scope of its rights and responsibilities. The charter of the Nominating and Corporate Governance Committee is available on our investor relations website at http://investors.tristatecapitalbank.com/govdocs.

Risk Committee. The Risk Committee is responsible for overseeing our enterprise-wide risk management framework. Among other things, the Risk Committee enhances the Board’s oversight and understanding of enterprise-wide risk management activities and effectiveness and serves as a point of contact between the Board and our management-level committees; monitors and reviews with management our risk tolerance and major risk exposures, including risk concentrations and correlations; and reviews our enterprise risk management framework, including the policies and strategies employed by our management to identify, manage and monitor risks associated with our business objectives.

The current members of the Risk Committee are Mses. Dunning and Ruth and Messrs. Bonvenuto, Buzzelli, and Dewhurst. Mr. Dewhurst is the chairperson of the Risk Committee.

The Risk Committee has adopted a written charter that, among other things, specifies the scope of its rights and responsibilities. The charter of the Risk Committee is available on our investor relations website at http://investors.tristatecapitalbank.com/govdocs.

Board and Committee Meetings

During 2019, the Board held four regular board meetings, with the following number of meetings held by the committees of the Board that existed during 2019: Audit, nine; Compensation, five; Nominating and Corporate Governance, four; and Risk, eight. In 2019, each director participated in at least 75% of the meetings of the Board and the committees of the Board on which the director served. All of our directors and nominees for director are invited to attend the Annual Meeting of Shareholders, and four of our directors attended the 2019 Annual Meeting of Shareholders.

Shareholder Communications with Directors

Shareholders who desire to communicate with the Board or a specific director should send any communication, in writing, to TriState Capital Holdings, Inc., One Oxford Centre, 301 Grant Street, Suite 2700, Pittsburgh, Pennsylvania 15219, ATTN: Secretary. Any such communication should state the number of shares beneficially owned by the shareholder. Our Secretary will initially review all communications received. The Secretary will relay all such communications to the appropriate director or directors on a periodic basis unless the Secretary determines that the communication: does not relate to our business or affairs or the functioning or constitution of the Board or any of its committees; relates to routine or insignificant matters that do not warrant the attention of the Board; is an advertisement or other commercial solicitation or communication; is frivolous or offensive; or is otherwise not appropriate for delivery to directors. The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through our management and only in accordance with our policies and procedures, as well as applicable laws and regulations relating to the disclosure of information.

Hedging

Our Board believes that hedging transactions by any of our directors or our NEOs (which are our only executive officers) may create the appearance that such person’s interests are not aligned with those of the Company’s shareholders generally, to the extent that a hedging transaction is designed to hedge or offset against any decrease in the market value of our stock. As a result, this year, our Board adopted an anti-hedging policy that states that none of the directors or NEOs of the Company and its subsidiaries will, directly or indirectly purchase any financial instrument, or enter into any transaction, that is designed to hedge or offset a decrease in the market value of Company stock (including, but not limited to, prepaid variable forward contracts, equity swaps, collars or exchange funds).

Compensation of Directors

We pay our non-employee directors based on the directors’ participation in Board and committee meetings held throughout the year at TriState Capital and TriState Capital Bank. Each of Messrs. Getz, Fetterolf and Schenck are employees of TriState Capital Bank and as such, did not receive any direct remuneration for serving as directors of TriState Capital or our subsidiaries. Following a comprehensive review of peer group director compensation in July 2019, the Compensation Committee determined that an increase to the annual retainer from $30,000 to $35,000 was reasonable in order to remain competitive in attracting and retaining top talent to our Board, particularly since annual retainers and meeting fees have remained flat for several years. In addition, the Compensation Committee determined that annual retainers for new directors would be issued in shares of restricted stock with a three-year cliff vesting schedule for the first year of service. As such, during 2019 our non-employee directors each received an annual retainer of $35,000 as compensation for serving as a member of our Board. Further, the chairperson of our Audit Committee receives an annual fee of $12,000, the chairpersons of the Compensation Committee and the Risk Committee each receive an annual fee of $10,000, and the chairperson of the Nominating and Corporate Governance Committee receives an annual fee of $7,000. Both the annual retainer fees and the committee chairperson fees are payable in lump-sum to each non-employee director at the end of the year prior to the provision of Board and committee service. In addition, our non-employee directors received $1,500 for each Board or committee meeting attended in person and $1,000 for each Board or committee meeting attended by telephone.

We also grant equity awards to our non-employee directors on an annual basis as an additional component of the compensation for their services. Historically, we have granted restricted stock and/or stock options to our non-employee directors; however, for fiscal year 2019, we granted only restricted stock awards. On December 19, 2019, in anticipation of their Board service for 2020, each of our non-employee directors received 3,000 shares of restricted stock, each grant scheduled to vest as to 100% of the shares on the third anniversary of the grant date. It is contemplated that non-employee directors will receive similar grants of restricted stock for their service as members of the Board in future years.

The following table sets forth compensation paid, earned or awarded during 2019 to each of our non-employee directors. Our employee directors in 2019, including Messrs. Getz, Fetterolf and Schenck, did not receive remuneration for their service as a director of the Company or any of our affiliates and were compensated solely in their capacity as employees (see “Summary Compensation Table” for further detail regarding compensation paid to each of Messrs. Getz and Fetterolf with respect to their service as named executive officers).

Name of Non-Employee Director	Fees Paid in Cash ($) (1)	Restricted Stock Awards ($) (2)(3)(4)	Total ($)
David L. Bonvenuto	$60,000	$77,790	$137,790
Anthony J. Buzzelli	72,000	77,790	149,790
Helen Hanna Casey	56,000	77,790	133,790
E.H. (Gene) Dewhurst	70,000	77,790	147,790
James J. Dolan	73,000	77,790	150,790
Audrey P. Dunning (5)	—	—	—
James E. Minnick (6)	59,000	77,790	136,790
Kim A. Ruth	56,000	77,790	133,790
Richard B. Seidel (7)	59,000	77,790	136,790
John B. Yasinsky	63,000	77,790	140,790

(1)
The amounts in this column reflect fees paid in cash to each of our non-employee directors during fiscal year 2019, including (a) annual director retainer fees, (b) applicable committee chair fees, and (c) applicable meeting attendance fees. Annual retainer fees and committee chair fees were paid to each of our non-employee directors in December 2019 for services to be performed in connection with 2020 Board and applicable committee chairperson service (an aggregate of $47,000 to Mr. Buzzelli, $45,000 to each of Messrs. Dewhurst and Dolan, $42,000 to Mr. Yasinsky; and $35,000 to each of the remaining non-employee directors, except Ms. Dunning, who was elected to the Board in January 2020), whereas all such annual retainer fees and applicable committee chair fees earned for 2019 Board and committee chairperson service were previously paid to each of our non-employee directors in December 2018. The remaining fees earned for attendance at Board and committee meetings (either in-person or by telephone) were paid incrementally to each non-employee director within a month following each such meeting. In addition, each of Messrs. Dolan, Minnick and Seidel received additional meeting fees for attendance at a July 2019 Chartwell board meeting.

(2)
The amounts reported represent the grant date fair value of restricted stock awards granted during fiscal year 2019 and do not represent an amount paid to or realized by the non-employee director during the applicable fiscal year. For additional information regarding our restricted stock awards, please refer to Note 17, “Stock-Based Compensation Programs” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(3)
On December 19, 2019, each of our non-employee directors received a grant of 3,000 shares of restricted stock, each scheduled to vest as to 100% of the shares on the third anniversary of the grant date. The grant date fair value of a share of our common stock as of December 19, 2019, was $25.93.

(4)
As of December 31, 2019, our non-employee directors each held 9,000 shares of restricted stock, except for Ms. Dunning. All restricted stock awards historically granted to our non-employee directors vest as to 100% of the shares on the third anniversary following the grant date.

(5)
Ms. Dunning was elected to the Board effective January 17, 2020. In connection with her election, she received a grant of 3,000 shares of restricted stock scheduled to vest in full on the third anniversary of the grant date. She also received a retainer of $35,000, issued in the equivalent of 1,387 shares of restricted stock scheduled to vest in full on the third anniversary of the grant date. The grant date fair value of a share of our common stock as of January 17, 2020, was $25.23.

(6)
On February 5, 2020, in connection with the sale of TriState Capital common stock owned by LM III TriState Holdings LLC and LM III-A TriState Holdings LLC, James E. Minnick announced his intention to retire from the Board of TriState Capital and TriState Capital Bank, effective February 10, 2020. Mr. Minnick’s retirement was not due to any disagreement with TriState Capital related to its operations, policies or practices. TriState Capital does not intend to elect a successor for Mr. Minnick at this time.

(7)
On April 15, 2020, Richard B. Seidel announced his intention to retire from the Board of TriState Capital and TriState Capital Bank, effective that same day. Mr. Seidel’s retirement was not due to any disagreement with TriState Capital related to its operations, policies or practices. TriState Capital does not intend to elect a successor for Mr. Seidel at this time.

We do not provide any perquisites to our non-employee directors. Members of our Board, however, have been and will continue to be reimbursed for travel, food, lodging and other expenses directly related to their activities as directors. In addition, our non-employee directors are also entitled to the protection provided by the indemnification provisions in our Articles of Incorporation and Bylaws, as well as the Articles of Incorporation and Bylaws of TriState Capital Bank.

PROPOSAL 2
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, which became applicable to us in 2019, enable our shareholders to vote to approve, on a non-binding advisory basis, the compensation of our NEOs, as described in this proxy statement.

This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity on a non-binding basis to endorse or not endorse its executive compensation program through the following resolution:

“Resolved, that the compensation of the named executive officers, as disclosed in this compensation discussion and analysis, the executive compensation tables and any related disclosures in this proxy statement is approved on an advisory basis.”

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. As discussed in this proxy statement, the objective of our executive compensation program is to attract, motivate and retain highly-qualified executives, including executives with valuable experience at significantly larger financial services institutions, where such experience can help accelerate and promote the achievement of superior returns on investments to our shareholders. We seek to accomplish this goal in a way that rewards performance and is aligned with our shareholders’ long-term interests. We believe that our executive compensation program satisfies this goal and is strongly aligned with the long-term interests of our shareholders. Please refer to the executive compensation discussion in the following section of this proxy statement for a discussion of our executive compensation program.

As an advisory vote, this proposal is not binding on us; however, our Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by shareholders in their vote on this proposal. If there are a significant number of negative votes, we will seek to understand the concerns that influenced the vote and how we might better address them in making future compensation decisions. In 2019, our shareholders indicated their preferred frequency of advisory votes on executive compensation was annually.

This proposal will be considered approved if a majority of votes cast at the vote in favor of the proposal. You may vote “For,” “Against” or “Abstain” from voting on this proposal.

The Board of Directors unanimously recommends a vote “FOR” approval of this non-binding, advisory proposal regarding the compensation of our NEOs.

COMPENSATION DISCUSSION AND ANALYSIS

The purpose of this compensation discussion and analysis section (the “CD&A”) is to provide information about the material elements of compensation that are paid, awarded to, or earned by, our “named executive officers,” during fiscal year 2019. For purposes of this CD&A, our named executive officers are our principal executive officer, principal financial officer, the chief executive officer of our bank and the chief executive officer of our investment management firm. These named executive officers are, respectively:

•
James F. Getz, Chairman, President, Chief Executive Officer and Director of TriState Capital; Chairman and Director of TriState Capital Bank and Chartwell Investment Partners, LLC; and Director - Chartwell TSC Securities Corp.;

•
Brian S. Fetterolf, Vice President and Director of TriState Capital; President, Chief Executive Officer and Director of TriState Capital Bank; and President and Director of Chartwell TSC Securities Corp.;

•	David J. Demas, Chief Financial Officer of TriState Capital and TriState Capital Bank; and

•	Timothy J. Riddle, Chief Executive Officer and Director of Chartwell Investment Partners, LLC and Director of Chartwell TSC Securities Corp.

Executive Compensation Highlights

•
We view our Company as a growth company, even though we are positioned in a traditionally non-growth industry. As such, we assess our executive compensation peer group against companies with which we compete for talent, capital and business, rather than solely based upon assets and market capitalization, when determining compensation for our executive officers. Specifically, we actively seek talent from larger institutions and offer competitive compensation packages in order to hire employees away from these larger institutions.

•
Our compensation programs are compared against companies who do business in one or more of the areas in which we successfully operate: (1) delivering private banking solutions to high-net-worth individuals, (2) targeting the largest financial intermediaries as part of our national referral network, (3) offering liquidity management and commercial banking products and services to middle-market companies with annual revenue ranging from $5 million to $300 million and (4) providing investment management strategies to institutional and private clients, including through mutual funds.

•
Currently, we utilize our Short-Term Incentive Plan (“STI Plan”) to provide short-term and long-term incentives via certain permitted forms of payment, and implement compensation structures. For example, our STI Plan provides for payment types consisting of both time-vested restricted stock, as well as cash, for the applicable executives achieving specified key performance metrics. Equity-based incentive awards consist of time-vesting restricted stock which must be earned and are generally not issued to executives unless and until pre-established performance criteria are met, creating an equity-based compensation program with both performance-based and time-based incentives.

Achievement of 2019 Financial Performance Targets	à	Grant of Unvested Restricted Stock Awards	à	Satisfaction of Three Year Time-Based Vesting Conditions	=	Realization of Award

•
The Compensation Committee has the authority to use negative discretion to reduce amounts under our STI Plan, which includes stated guidelines relating to risk mitigation, if the Compensation Committee perceives an imbalance between performance and risk management. Under this framework, an incentive payout may be reduced (or, under certain circumstances, may not be made) even if the pre-established performance criteria are met.

•	We have not entered into any formal employment or severance agreements with our executive officers, including our NEOs.

•	We do not offer change of control payments or gross-ups of related excise taxes.

•	The base salary of our Chairman, President and Chief Executive Officer has not increased in over five years.

•	Executive incentive compensation is subject to clawback based on materially inaccurate financial or performance criteria, or other items on a discretionary basis, such as credit-related performance.

•	Our executive officers have a meaningful ownership stake in our Company, with several executive officers personally acquiring a significant portion of their Company stock.

•	Our non-employee directors are subject to share ownership guidelines requiring them to own Company stock with a value equal to at least five times their respective annual director retainer.

•
The Compensation Committee conducts an annual risk assessment of our senior executive compensation programs particularly those focused on our NEOs. For 2019, the Compensation Committee determined that these executive compensation programs do not contain features that would encourage our executives to take unnecessary or excessive risks that could threaten the value of our Company nor do the programs encourage the manipulation of reported earnings. Furthermore, as noted above, we have built into our compensation programs a provision that provides for the reduction of payouts if the Compensation Committee perceives an imbalance between performance and risk management.

Executive Summary

This CD&A and the following compensation disclosure tables and associated narrative discussions provide information regarding compensation for the past three years, but the CD&A primarily focuses on the compensation earned in the 2019 fiscal year by our NEOs. The Compensation Committee, in collaboration with our full Board, is responsible for establishing our compensation philosophy and programs and for determining appropriate payments and awards to our directors and NEOs.

Historically, our compensation programs have not changed dramatically year to year. The stability of their design is intended to promote long-term performance.

Throughout the year, our executives engage in dialogue with select groups of our shareholders on a variety of matters important to both the Company and its investors, including our executive compensation programs. Our Compensation Committee considers feedback received through these discussions with investors as well as previous “say-on-pay” results. Our compensation program continues to receive very strong shareholder support, receiving approximately 95% of the votes cast at our 2019 Annual Meeting of Shareholders.

On an annual basis, our Compensation Committee and our Board determine the compensation for our NEOs in light of our overarching compensation philosophy to promote and reward long-term value creation for shareholders through responsible growth while at the same time providing fair and competitive compensation to our executives. Our compensation programs are designed to reinforce our high-performance culture, which focuses on clearly articulated strategic and financial performance objectives consistent with sound principles of risk management. In accordance with our compensation philosophy, a substantial portion of our NEOs’ compensation is “at risk” and earned only if certain stated financial metrics are achieved and is paid in a combination of restricted stock grants with a minimum three-year vesting schedule and annual cash incentives, often with a majority of the incentive received as restricted stock in lieu of cash. In this way, our compensation programs focus our NEOs on metrics that the Compensation Committee and Board determine will drive value for our shareholders.

Because of our focus on paying for performance, our annual compensation programs are tailored to each executive or group of executives, where the specific performance metrics applicable to each executive or group are based upon criteria that most closely align with the individual executive’s or group’s impact on our Company.

For 2019, the two primary financial metrics set by our Compensation Committee and Board with respect to our Chairman, President and Chief Executive Officer, Mr. Getz (our “CEO”) included (1) Pre-Tax Income and (2) Earnings Per Share (“EPS”). With these metrics in mind, in 2019, we achieved (1) 93% of our Pre-Tax Income target and (2) 94% of our EPS target. As a result of this achievement, our CEO received approximately 89% of his target annual incentive opportunity. Pursuant to our Company’s practice, and in line with our compensation philosophy to encourage long-term performance, our standard structure is that 50% of our CEO’s annual incentive compensation is paid in the form of equity and 15% of our CEO’s cash-based incentive compensation is also paid in the form of equity, resulting in a minimum of 57.5% of our CEO’s aggregate annual incentive compensation being provided in the form of unvested equity. All equity granted to our CEO with respect to the 2019 fiscal year was earned for Company performance relative to the performance targets defined in the STI plan and was in the form of restricted stock, which will vest in full on the third anniversary of the date of grant. See the section captioned “Short-Term Incentive Compensation” for a further description of our annual incentive plan payouts to our CEO. We believe that these attributes combine to further balance short-term achievement with long-term results and further increase his equity holdings and align his long-term interests with those of our shareholders. Additionally, as more fully detailed below in the section titled “Elements of Compensation and Pay Mix”, in 2019 Mr. Getz elected (and historically has chosen to elect) to receive a portion of his annual incentive compensation payout in the form of stock in lieu of cash, further increasing his equity holdings and aligning his long-term interests with those of our shareholders.

Set forth below are graphical illustrations of our growth in Pre-Tax Income and EPS over the time period of 2014 to 2019. In particular, for the year 2019, our EPS grew 4.4% over the prior year, and Pre-Tax Income grew 13.7% over the prior year.

For 2019, the primary financial metrics set by our Compensation Committee with respect to Mr. Fetterolf, the President and Chief Executive Officer of TriState Capital Bank, included (1) the portion of EPS attributed to TriState Capital Bank, (2) Pre-Tax Income of the Bank, (3) Deposits of the Bank, (4) Bank Loans, (5) Credit Quality of Bank Loans, (6) Exam Results of the Bank, and (7) Operations and Administration Oversight of the Bank. Based upon Mr. Fetterolf’s and the Company’s achievement of the foregoing performance criteria, Mr. Fetterolf received 114% of his target annual incentive opportunity. Similar to our CEO, pursuant to the terms of our STI Plan, 15% of Mr. Fetterolf’s cash-based incentive compensation is paid in the form of unvested equity. All equity granted to Mr. Fetterolf with respect to the achievement of performance metrics for the 2019 fiscal year was in the form of restricted stock which will vest in full on the third anniversary of the date of grant. See the section captioned “Short-Term Incentive Compensation” for a further description of our annual incentive plan payouts to Mr. Fetterolf. Additionally, as more fully detailed below in the section titled “Elements of

Compensation and Pay Mix”, in 2019 Mr. Fetterolf elected (and historically has chosen to elect) to receive a portion of his annual incentive compensation payout in the form of stock in lieu of cash, further increasing his equity holdings and aligning his long-term interests with those of our shareholders.

For 2019, the primary financial metrics set by our Compensation Committee with respect to our Chief Financial Officer, Mr. Demas (our “CFO”), included (1) EPS, (2) Pre-Tax Income, and (3) Regulatory Oversight. As a result of this achievement, our CFO received approximately 91% of his target annual incentive opportunity. Similar to our CEO, pursuant to the terms of our STI Plan, 15% of our CFO’s cash-based incentive compensation is paid in the form of unvested equity. All equity granted to our CFO with respect to the achievement of performance metrics for the 2019 fiscal year was in the form of restricted stock which will vest in full on the third anniversary of the date of grant. See the section captioned “Short-Term Incentive Compensation” for a further description of our annual incentive plan payouts to our CFO. Additionally, Mr. Demas may elect (and historically has chosen to elect) to receive a portion of his annual incentive compensation payout in the form of stock in lieu of cash, further increasing his equity holdings and aligning his long-term interests with those of our shareholders.

For 2019, the primary financial metrics set by our Compensation Committee with respect to Mr. Riddle, the Chief Executive Officer of our Chartwell subsidiary, included (1) the portion of EPS attributed to Chartwell, (2) the portion of Pre-Tax Income attributed to Chartwell, (3) Investment Performance, and (4) Regulatory Oversight. Based upon the Company’s achievement of the foregoing performance criteria, Mr. Riddle received 50% of his target annual incentive opportunity. For incentive compensation paid to Mr. Riddle in excess of $50,000 in a given year, 12.5% is issued in restricted cash and 12.5% is issued in restricted stock, both of which vest in full on the third anniversary of the grant date, and additional portions of his incentive compensation may be issued in restricted cash or stock based on the overall level of compensation expense to revenue at Chartwell, which fully vests on the fourth anniversary of the grant date. See the section captioned “Short-Term Incentive Compensation” for a further description of our annual incentive plan payouts to Mr. Riddle. Additionally, as more fully detailed below in the section titled “Elements of Compensation and Pay Mix”, in 2019 Mr. Riddle elected (and historically has chosen to elect) to receive a portion of his annual incentive compensation payout in the form of stock in lieu of cash, further increasing his equity holdings and aligning his long-term interests with those of our shareholders.

Compensation Philosophy and Objectives

Our compensation programs include a mix of base salary, short-term and long-term incentives utilizing cash as well as equity-based incentives to promote and reward long-term value creation for shareholders while at the same time providing fair and competitive compensation to our executives. Our compensation programs are designed to reinforce our high-performance culture, which focuses on clearly articulated strategic and financial performance objectives consistent with sound principles of risk management.

More specifically, our compensation philosophy and programs are based on the following objectives:

•	Align executive and shareholder interests by linking pay incentives to key performance criteria that we believe increases shareholder value.

•
Enable the Company to attract, motivate and retain highly-qualified executives, including executives with valuable experience with significantly larger financial institutions where such experience can help accelerate and promote the achievement of superior returns on investments to our shareholders.

•
Control fixed costs and motivate executives to accomplish strategic and financial objectives by generally emphasizing incentives over base salaries within the overall pay mix and positioning incentive opportunities at superior levels consistent with superior performance and sustained value creation for shareholders, with little to no incentive paid for underperformance.

•	Maintain risk-balanced incentives that promote the safety and soundness of the Company.

•
Generally target “total direct compensation” (base salary, annual incentives and long-term incentives/pay types) taking into account assessed median competitive levels for commensurate or higher levels of performance, utilizing a combination of (i) peer group data from commercial financial services institutions with respect to high growth oriented companies with non-traditional bank models and (ii) published survey information for financial institutions of similar asset size, EPS, revenue and/or market capitalization, allowing for variations in light of other relevant factors such as:

◦	An executive’s experience and track record of results;

◦	An executive’s strategic impact on the enterprise;

◦
An executive’s special contributions to shareholder value creation associated with his or her status as a founder or co-founder of the Company (such as entrepreneurial vision, industry experience, and institutional knowledge);

◦	Internal pay equity;

◦	The importance of retention and continuity of management as we evolve through business and lifecycles; and

◦	The amount of our Company stock an executive has individually purchased.

The objective of our compensation plans is to provide a compensation package for executive officers that is driven primarily by the overall financial performance of the Company. The Board believes that the performance of each of the NEOs impacts the overall, long-term profitability of our Company. The Board therefore has established the following goals for compensation programs impacting our NEOs: (i) to provide motivation for them and to enhance shareholder value by linking their compensation to the value of our stock; (ii) to retain the NEOs who lead the Company; (iii) to maintain reasonable “fixed” compensation costs by targeting base salaries at a competitive average; and (iv) to not encourage NEOs to put the Company at unnecessary and excessive risk. These goals reflect the manner in which individual performance shapes Company performance, and the value of linking compensation to Company performance, while recognizing how compensation reflects positive and negative outcomes, including how an individual’s performance has prevented negative outcomes.

Further, consistent with our compensation philosophy, the Compensation Committee applies five guiding principles when performing its compensation responsibilities:

1)	Employee Contribution: Compensation plans should reflect the value that the employee provides to the organization.

2)	Risk and Return Balance: Compensation plans should try not to reward short-term gains that involve excessive risk-taking and do not promote to long-term value appreciation.

3)	Appropriate Allocation: Compensation plans should include an appropriate balance of salary, short- and long-term incentives, and deferred compensation.

4)	Performance-Based Compensation: Compensation plans should include tailored metrics that properly gauge individual, business unit, or Company performance, as appropriate.

5)	Comparable Payments: The compensation structure and pay levels should be in line with similar positions at similar companies.

We believe that our compensation philosophy, including our Compensation Committee’s five guiding principles, provides an executive compensation program that focuses on creating long-term value for our shareholders while simultaneously protecting our Company from unnecessary risks.

Compensation Committee Procedures

While our Board has a meaningful role in the oversight of our executive compensation programs, particularly with respect to our CEO, our Compensation Committee has general responsibility for the administration of our executive compensation programs. The Compensation Committee meets outside the presence of our executive officers to consider appropriate compensation for our CEO. For all other NEOs, the Compensation Committee meets outside the presence of all executive officers except our CEO. Our CEO annually reviews each other NEO’s performance with the Compensation Committee and recommends appropriate base salary, annual performance awards and grants of long-term equity incentive awards. Based upon the recommendations of our CEO and in consideration of the objectives and principles described above, the Compensation Committee approves the annual compensation packages of our executive officers other than our CEO. The Compensation Committee also analyzes annually our CEO’s performance and recommends to the Board any changes to his base salary, his annual performance awards and grants of long-term equity incentive awards based on its assessment of his performance with input from any advisors engaged by the Compensation Committee. The Board approves the CEO’s compensation after consideration of the recommendations of the Compensation Committee.

From time to time, our Compensation Committee seeks advice from outside experts in the executive compensation field to provide input on both executive and Board compensation issues. In 2019, we did not use a compensation consultant for any purpose. Rather, the Board and Compensation Committee utilized publicly available market data in its analysis of our executive compensation programs (discussed in the section captioned “Benchmarking” below). The Compensation Committee has retained independent legal counsel, McDonald Hopkins, LLC, to provide advice and assistance with respect to the Company’s executive compensation programs, governance practices, and peer group data.

Benchmarking

The Company competes for customers with regional and national banks that serve middle-market customers and high-net-worth individuals and asset management companies. The Compensation Committee monitors compensation trends at competing institutions in the markets the Company serves, and benchmarks compensation of our executive officers against publicly available information concerning those institutions. We view our Company as a growth company, even though we are positioned in what we view as a traditionally non-growth industry. As a result, we typically compete with larger institutions for talented executives in order to attract and retain a seasoned management team that can enable our growth. In this way, our compensation programs are designed to facilitate our ability to attract and retain experienced, high performing executives, and we view our executive compensation peer group as those against whom we compete for talent, rather than based solely upon market capitalization or other snapshot-in-time metrics.

In 2013 and 2014, at the direction of the Compensation Committee, analyses of potential peer companies were performed on a wholly independent and separate basis by (a) professionals within the investment banking field and (b) our internal human resource group. The investment banking professionals prepared a list of potential peers based primarily upon the enterprises to which we had been compared in then-current industry reports. Our internal human resource team, in consultation with our leadership team, independently identified commercial, limited branch and diversified banks as possible peer entities. Significant overlap in identified peer companies occurred between the two independently prepared reports. As a result, our Compensation Committee developed an initial peer group in 2014 comprised of sixteen companies.

Our strategic plan outlines the comparative strengths of our business, including the delivery of niche private banking services, specialized middle-market lending, liquidity and treasury management, investment management, and branchless deposit gathering through an efficient and portable operating model. The peer group initially approved by the Compensation Committee in 2014 was selected with consideration of similarity in products, services and business models in order to provide a means for relative comparison of compensation levels for executive officers as well as our overall performance as a company.

The selected peer companies also provide perspective on compensation levels among companies with which we compete for executive talent. This is especially important because we typically aim to hire experienced professionals with more than fifteen years of experience, including from larger financial services firms.

Since 2014, the initial peer group of sixteen companies has been reviewed on an annual basis and adjusted as warranted to eliminate and/or substitute for companies that no longer exist due to merger and acquisition events. In addition, as part of analyzing our competitive peer group, we review the executive compensation programs of companies that conduct business in one or more of the areas in which we successfully operate: (1) delivering private banking solutions to high-net-worth individuals, (2) targeting the largest financial intermediaries as part of our national referral network, (3) offering commercial banking products and services to middle-market companies with annual revenue ranging from $5 million to $300 million, and (4) providing investment management strategies to institutional and private clients. We use the foregoing criteria because we believe that we need to compare ourselves against larger companies in order to compete for the talent required to continue operating as a growth company positioned within a traditionally non-growth industry.

For purposes of benchmarking 2019 compensation, we used the following companies in the peer group (“Proxy Peer Group”):

Institution Name		Ticker
1.	Eagle Bancorp, Inc.	EGBN
2.	Signature Bank Corp.	SBNY
3.	Sterling Bancorp	STL
4.	First Republic Bank	FRC
5.	Wintrust Financial Corporation	WTFC
6.	Pinnacle Financial Partners, Inc.	PNFP
7.	SVB Financial Group	SIVB
8.	Texas Capital Bancshares, Inc.	TCBI
9.	Boston Private Financial Holdings, Inc.	BPFH
10.	Univest Financial Corporation	UVSP
11.	Mercantile Bank Corporation	MBWM
12.	First Business Financial Services, Inc.	FBIZ

On an annual basis, the Compensation Committee reviews our performance relative to that of our Proxy Peer Group by examining the following performance categories:

•	Assets;

•	Pre-tax income;

•	Net income;

•	EPS (basic and diluted);

•	Return on average assets;

•	Return on average equity;

•	Loan growth rates;

•	Net interest margin;

•	Efficiency ratio;

•	Total non-interest expense;

•	Fully taxable equivalent employees;

•	Salary and benefit expense; and

•	Revenue.

The Compensation Committee considers this information and takes into account the relative size and complexity of the Proxy Peer Group in assessing competitive and fair compensation levels for our executives and non-employee directors. The Compensation Committee also considers the Company’s performance compared to comparable institutions on key performance metrics, such as non-interest expense.

The Compensation Committee actively engages in an annual review of our CEO’s compensation compared to the compensation of CEOs of the companies within our Proxy Peer Group. Last year our CEO’s total direct compensation was slightly below the Proxy Peer Group median.

Elements of Compensation and Pay Mix

Our executive compensation programs include four primary components: base salary, annual incentive awards, long-term incentive compensation, and other welfare and health benefits. Base salaries are reviewed annually by the Compensation Committee, or in the case of our CEO, by the Board on recommendation of the Compensation Committee, and adjusted as and if performance warrants. Factors considered in the determination of base salary are qualifications, experience, performance, compensation of comparable officers at competitive institutions, the nature and complexity of our business, and the contribution of the executive to the success of our business. None of our NEOs are contractually entitled to employment or any salary amount.

Annual incentive awards are set by our Compensation Committee, or in the case of our CEO, by the Board on recommendation of the Compensation Committee. When determining the amount of annual incentive awards, the Board and the Compensation Committee consider the five guiding principles described above. The incentive awards recognize the executive’s contribution to the growth of the top and bottom line of our business. The executive compensation plans are subject to a provision whereby we can recoup all or a portion of year-end incentive awards paid under various circumstances. Specifically, all incentive compensation under the executive compensation plans is subject to clawback if the incentive payment was based on materially inaccurate financial statements (which includes statements of earnings, revenues, or gains), any other materially inaccurate performance metric criteria, or other items on a discretionary basis, such as credit-related performance in our operations.

Currently, we utilize our STI Plan to provide short-term and long-term incentives, via certain permitted forms of payment, and implement compensation structures. For example, our STI Plan provides for payment types consisting of both time-vested or performance-vested restricted stock, as well as cash, for the applicable executives achieving specified key performance metrics. With regard to long-term incentive compensation, including equity-based compensation, the Compensation Committee and the Board take into account that most of our executive officers hold significant investments in the Company. Specifically, Mr. Getz, in addition to being the founder of the Company, is one of the largest investors in the Company, holding over 1.4 million shares of common stock ($28.8 million as of February 29, 2020). Notably, most of Mr. Getz’s shares were obtained by his investment in the Company in its original fundraising and acquired through out-of-pocket purchases, rather than through receipt of equity incentive awards. Specifically, when he founded the Company, Mr. Getz invested $12 million with no options, founder shares or warrants. As of February 29, 2020, Mr. Fetterolf holds 274,142 shares of common stock, Mr. Demas holds 70,134 shares of common stock, and Mr. Riddle holds 255,254 shares of common stock. The Board and the Compensation Committee believe these significant investments and large equity holdings align the interests of our executive management and our Board with those of our shareholders and are key to the executives serving the long-term interests of our Company and its stakeholders.

In addition, all full-time employees, including our NEOs, may participate in our medical, dental, vision, life and disability insurance programs, as well as the Company’s 401(k) plan. We do not provide defined benefit or defined contribution pension plans, deferred compensation or retiree medical plans to employees, including executive officers, other than Mr. Getz who is a participant in the Company’s Supplemental Executive Retirement Plan. See the section below entitled “Other Executive Benefits and Perquisites and Deferred Compensation” for more detail.

We combine these elements of compensation described above in order to formulate compensation packages that provide competitive pay, reward the achievement of financial, operational and strategic objectives and align the interests of our executive officers and other senior personnel with those of our shareholders. We utilize these particular elements of compensation because we believe that they provide a well-proportioned mix of secure compensation, retention value and at-risk compensation, which produces both short-term and long-term performance incentives and rewards. By following this approach, we provide executives a measure of security in the minimum expected level of compensation, while motivating executives to focus on business metrics that will produce a high level of short-term and long-term performance for the Company and value for our shareholders, as well as reducing the risk of recruitment of top executive talent by competitors through opportunities for long-term creation for the executive. The mix of metrics (e.g., Pre-Tax Income and EPS) used for our annual short-term incentive program and long-term incentive program likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance.

For key executives, the mix of compensation is weighted toward at-risk pay (annual incentives and long-term incentives). Using the data as shown in the Summary Compensation Table below, the annual performance incentive represented 68% of the total direct compensation paid to our CEO and his base salary represented 32% of his total direct compensation. Further, the annual cash performance incentive component calculated to represented 69%, 58% and 51% of the total direct compensation, and base salary accounted for 31%, 42% and 49% of the total direct compensation, paid to Messrs. Fetterolf, Demas and Riddle, respectively. In 2019, Messrs. Getz, Fetterolf, and Riddle elected to take increased portions of their annual performance incentive as time-vested restricted stock in lieu of cash. The combination of incentives is designed to balance annual operating objectives and Company earnings performance with longer-term shareholder value creation.

The charts below illustrate the proportion of our CEO’s compensation that is fixed versus variable, as well as cash versus equity, respectively. As reflected in the charts, our CEO’s compensation is more heavily weighted towards variable than fixed pay. Further, although our CEO’s total compensation structure can be weighted more heavily toward cash than equity, the greater portion of his compensation is variable and therefore dependent on his leadership of company performance. We believe this pay mix accords with our pay-for-performance philosophy and aligns the interests of our CEO with those of our shareholders. Additionally, as illustrated below, in 2019 Mr. Getz elected (and historically has chosen to elect) to receive a portion of his annual incentive compensation payout in the form of stock in lieu of cash, further increasing his equity holdings and aligning his long-term interests with those of our shareholders.

Because we seek to provide competitive compensation that is commensurate with performance, we generally target compensation at the median of the market and calibrate both annual and long-term incentive opportunities to generate less-than-median awards when goals are not fully achieved and greater-than-median awards when goals are exceeded.

We seek to promote a long-term commitment to the Company by our executives. We believe that there is great value to the Company in having a team of long-tenured, seasoned managers. Our team-focused culture and management processes are designed to foster this commitment. Further, the vesting schedules attached to equity awards, which we grant in the form of time-vesting restricted stock, reinforce this long-term orientation. Our Compensation Committee believes that restricted stock awards align our executives’ interest with shareholders’ and that time-based vesting conditions encourage retention of equity and a long-term view of our Company. Moreover, equity-based incentive awards are typically only granted if an executive achieves the applicable annual performance criteria for a performance period, creating an equity-based compensation program with both performance-based and time-based incentives.

Maintaining this pay mix results fundamentally in a pay-for-performance orientation for our executives, which is aligned with our stated compensation philosophy of providing compensation commensurate with performance.

While the Compensation Committee reviews and considers the Proxy Peer Group data described above in determining executive officer compensation, with a focus on compensation metrics at approximately the 50th percentile of our Proxy Peer Group, we did not seek to formally benchmark our executive compensation to any pre-set “target” percentile of the market. Rather, we sought to compensate our executive officers at a level that would allow us to successfully recruit and retain the best possible talent for our executive team. Furthermore, as our revenue and market capitalization have increased over the last several years, the Compensation Committee gives greater weight to the compensation levels of companies in the Proxy Peer Group that have higher revenue and market capitalization compared to other companies in the Proxy Peer Group when making decisions about the compensation of our executive officers. The Compensation Committee also relies on the knowledge and experience of its members and our management in determining the appropriate compensation levels for our executive officers.

Further, the Compensation Committee informally reviews our CEO and executive compensation relative to other more specified industries against whom we compete for talent, including publicly held asset management firms.

Base Salary

Base salaries reflect the fixed cash compensation of our executives’ total direct compensation. The base salary established for each of our NEOs is intended to reflect each individual’s responsibilities, experience, prior performance and other discretionary factors deemed relevant by our Compensation Committee and Board. Base salary is also designed to provide our executive officers with steady cash flow during the course of the fiscal year that is not contingent on short-term variations in our corporate performance.

With these principles in mind, base salaries are reviewed during the first half of the fiscal year by our Compensation Committee and may be adjusted from time to time based on the results of this review. In past years, our Compensation Committee reviewed the performance of all NEOs, and based on this review and any relevant competitive market data made available to them during the past year (through research, informal discussions with recruiting firms, and informal benchmarking against our CEO’s and/or directors’ personal knowledge of the competitive market), set the executive compensation package for each NEO, other than our CEO, for the coming year. With respect to our CEO, our Compensation Committee reviewed his performance and based on this review and any relevant informal competitive market data made available, recommended changes to our CEO’s base salary to the Board.

The base salaries paid to our NEOs in fiscal year 2019 are set forth in the Summary Compensation Table below. The Compensation Committee reviews base salaries for our executive officers at least annually and may adjust them from time to time, if needed, to reflect changes in market conditions or other factors. The Compensation Committee determined that the base salaries of our NEOs were appropriate in light of the variable compensation earned by our NEOs under our annual incentive plan (discussed below). The Compensation Committee reviewed base salaries for the 2020 fiscal year at its meeting on January 16, 2020.

Short-Term Incentive Compensation

Currently, we utilize our STI Plan to provide short-term and long-term incentives, via certain permitted forms of payment, and implement compensation structures. For example, our STI Plan provides for payment types consisting of both time-vested restricted stock, as well as cash, for the applicable executives achieving specified key performance metrics. Our Compensation Committee has the authority to award annual incentive pay to our executive officers, other than our CEO, in accordance with our STI Plan. The annual incentive opportunity for our CEO is reviewed and confirmed by the independent members of our Board.

The annual short-term incentives are intended to reward the achievement of specified corporate objectives. An individual executive’s performance and other factors may also be considered, and the Compensation Committee has the authority to use negative discretion to reduce the amount of an incentive payout. In determining whether to use its negative discretion, the Compensation Committee takes into account performance metrics that encompass credit quality, profitability, budget / efficiencies and safety and soundness, including (i) whether the Company obtained a satisfactory regulatory review during the preceding fiscal year, (ii) the Company’s budget and efficiencies, including non-interest expenses, other than compensation, (iii) the Company’s overall profitability, and (iv) the Company’s credit quality, percentage of adversely rated loans as a percentage of total loans and non-performing assets as a percentage of total assets. The Compensation Committee assesses the foregoing criteria on an annual basis and may decrease a NEO’s annual incentive compensation if the Compensation Committee determines that the Company has not satisfactorily met these criteria. These performance metrics are used to further align the interests of the Company, our shareholders and our NEOs. Our STI Plan is overseen by our Compensation Committee and reviewed by our full Board on an annual basis.

Further, the Compensation Committee may also award an incentive to an executive, other than the CEO, outside of the terms of our STI Plan, in its discretion. The Compensation Committee may also recommend that a discretionary bonus be approved by the Board for our CEO. While the Compensation Committee does not have a practice of awarding discretionary bonuses, the Compensation Committee reserves the right to make such grants in the event of extraordinary performance or where the circumstances with respect to an individual executive dictate that such compensation would be necessary or appropriate. Since the Company went public in 2013, the Compensation Committee has not recommended any discretionary awards be made to the CEO.

On an annual basis, our Compensation Committee typically sets a target level of incentive compensation that is structured as either a percentage of such executive officer’s annual base salary or an objective formula. The various corporate performance objectives considered by our Compensation Committee when making our executive officers’ annual incentive determinations are different for each individual executive or distinct group of executives depending upon that executive’s or group’s duties and areas of responsibility. In making incentive compensation determinations, our Compensation Committee considers performance metrics that it believes most appropriately reflect each executive officer’s impact on our overall corporate performance. These corporate performance objectives are designed to be challenging but achievable.

We believe that establishing short-term incentive compensation opportunities helps us attract and retain qualified and highly skilled executives. These annual incentives are intended to reward executive officers who have a positive impact on corporate results.

For 2019, the baseline annual incentive payouts under our STI Plan for our CEO were based equally upon Pre-Tax Income and EPS. Mr. Getz would receive an amount equal to 101.5% of his base salary under the cash component of his incentive and 101.5% of base salary awarded in time-vested restricted stock upon achievement of target performance for each of the stated incentive plan components. In order to qualify for an incentive payout with respect to a particular performance criterion, at least 82% of the stated performance target must have been achieved. Mr. Getz’s 2019 incentive award potential was subject to the following limits: the cash component (including any elected deferrals) was limited to 200% of his base salary and the equity component (excluding any elected deferrals) awarded in time-vested restricted stock was limited to 200% of his base salary. Further, pursuant to our STI Plan, 15% of the cash component was also to be paid in restricted stock before any elected deferrals, meaning that at least 57.5% of our CEO’s aggregate annual incentive compensation is payable in the form of restricted stock (before taking into account any additional amounts elected to be deferred into equity). Ultimately, the Compensation Committee has the discretion, pursuant to the terms of Mr. Getz’s 2019 STI Plan, to reduce his aggregate annual incentive compensation payout attributable to his 2019 performance.

The total incentive earned by Mr. Getz under the STI Plan in 2019 was $1,703,362, of which a majority was received in the form of time-vested restricted stock, as more fully described below. The total value of his incentive under the STI Plan in 2019 constituted a decrease of $1,122,607 from the total incentive value of $2,825,969 that he earned in 2018 under the STI Plan. The “EPS Premium Opportunity” that was in place during fiscal years 2017 and 2018 in addition to the baseline annual incentive opportunity, which afforded Mr. Getz an additional cash component when financial results exceeded the annual performance targets, was eliminated and our goals for this component were integrated in the other components of the STI Plan, effective for the 2019 plan year and onward.

Under our STI Plan for the year 2019, our Pre-Tax Income and EPS targets, along with the corresponding achievement and resulting payouts for our CEO, are set forth in the table below:

Metric	2019 Target	2019 Actual	Percent Achievement of Target	Aggregate Annual Incentive Compensation
Pre-Tax Income	$74,184,000	$68,658,000	93%	$843,412
Earnings Per Share	$2.02	$1.89	94%	$859,950
Total				$1,703,362

As reflected in the table above, Mr. Getz earned an aggregate annual incentive compensation of $1,703,362 for 2019, a decrease of $1,122,607 from the previous year. All restricted stock earned by Mr. Getz in respect of our STI Plan will vest in full on the third anniversary of the grant date. After reviewing the adjustment criteria and assessing Mr. Getz’s individual performance, the Compensation Committee and Board determined not to reduce any portion of Mr. Getz’s annual incentive compensation.

Annual Incentive Compensation Component Calculations for Performance Metrics

As shown in the chart above on the left, with respect to the annual incentive compensation for achieving base performance metrics and pursuant to the terms of our STI Plan, Mr. Getz was entitled to (i) $979,433 (representing 57.5% of the total incentive compensation), payable in restricted stock to be granted in 2020 following the Compensation Committee’s certification of our achievement of the performance metrics and (ii) $723,929 payable in cash or subject to elected deferral (representing 42.5% of the total incentive compensation).

Pursuant to the terms of our STI Plan, Mr. Getz elected to defer the majority of the cash component of his annual incentive compensation for achieving annual base performance metrics. The chart above on the right illustrates what Mr. Getz elected to receive for achieving base performance metrics. Mr. Getz elected to receive up to $260,982 of the cash component and the remainder ($462,947) in the form of additional restricted stock in lieu of the cash component.

For 2019, annual incentive payouts under our STI Plan for Mr. Fetterolf, our Bank President and CEO, were based upon (1) the portion of EPS attributed to TriState Capital Bank, (2) Pre-Tax Income of the Bank, (3) Deposits of the Bank, (4) Bank Loans, (5) Credit Quality of Bank Loans, (6) Exam Results of the Bank, and (7) Operations and Administration Oversight of the Bank. Mr. Fetterolf will receive an amount equal to 101.5% of his base salary upon achievement of target performance for all performance metrics. In order to receive an incentive payout with respect to a particular performance criterion, more than 82% of the stated performance target must be achieved. Mr. Fetterolf’s maximum 2019 award potential was limited to 170% of his base salary. Similar to our CEO, pursuant to the terms of our STI Plan, 15% of Mr. Fetterolf’s cash-based incentive compensation is paid in the form of restricted stock, unless additional deferral is elected, as he has done in the last two years. Additionally, as described in more detail below, in 2019 Mr. Fetterolf elected (and historically has chosen to elect) to receive a portion of his annual incentive compensation payout in the form of Company stock in lieu of cash, further increasing his equity holdings in the Company and aligning his long-term interests with those of the Company’s shareholders.

For 2019, the performance criteria applicable to Mr. Fetterolf, along with the corresponding achievement and payouts to Mr. Fetterolf, are set forth in the table below:

Metric	Weight	2019 Target	2019 Actual	Percent Achievement of Target	Aggregate Annual Incentive Payout
Portion of EPS Attributed to TSCB	25%	$2.01	$2.03	101%	$130,438
TSCB Pre-Tax Income	25%	$67,494,000	$66,487,000	99%	$124,687
TSCB Deposits	10%	$5,108,162	$6,663,053	130%	$85,000
TSCB Loans	10%	$6,308,820	$6,577,479	104%	$56,450
Credit Quality	15%	Objective	Successful	100%	$108,188
Exam Results	10%	Objective	Successful	100%	$50,750
Operations and Administration Oversight	5%	Subjective	Successful	100%	$25,375
Total					$580,888
As reflected in the table above, Mr. Fetterolf earned an aggregate annual incentive payout of $580,888 in 2019 of which (i) $145,222 was paid in cash, (ii) $87,133 was paid in the form of restricted stock in lieu of cash pursuant to our STI Plan, and (iii) $348,533 was paid in the form of restricted stock as a result of additional deferral election. For 2019, all restricted stock granted in respect of our STI Plan will vest in full on the third anniversary of the date of grant.

For 2019, annual incentive payouts under our STI Plan for Mr. Demas, our CFO, were based upon TriState Capital’s (1) EPS, (2) Pre-Tax Income and (3) Regulatory Oversight. Mr. Demas will receive an amount equal to 101.5% of his base salary upon achievement of target performance for all performance metrics. In order to receive an incentive payout with respect to a particular performance criterion, more than 82% of the stated performance target must be achieved. Mr. Demas’s maximum 2019 award potential was limited to 170% of his base salary. Similar to our CEO, pursuant to the terms of our STI Plan, 15% of our CFO’s cash-based incentive compensation is paid in the form of restricted stock. Additionally, Mr. Demas may elect to receive a portion of his annual incentive compensation payout in the form of Company stock, further increasing his equity holdings in the Company and aligning his long-term interests with those of the Company’s shareholders.

For 2019, the performance criteria applicable to Mr. Demas, along with the corresponding achievement and payouts to Mr. Demas, are set forth in the table below:

Metric	Weight	2019 Target	2019 Actual	Percent Achievement of Target	Aggregate Annual Incentive Payout
Earnings Per Share	40%	$2.02	$1.89	94%	$163,800
Pre-Tax Income	40%	$74,184,000	$68,658,000	93%	$160,650
Regulatory Oversight	20%	Satisfactory regulatory exam results, timely filing of regulatory documents, credit metrics	Successful	100%	$91,350
Total					$415,800

As reflected in the table above, Mr. Demas earned an aggregate annual incentive payout of $415,800 in 2019 where (i) $353,430 was paid in cash, and (ii) $62,370 was paid in the form of restricted stock in lieu of cash pursuant to the terms of our STI Plan. For 2019, all restricted stock granted in respect of our STI Plan will vest in full on the third anniversary of the date of grant.

For 2019, annual incentive payouts under the STI Plan for Mr. Riddle, the Chief Executive Officer of our Chartwell division, were based upon (1) a portion of EPS attributed to Chartwell, (2) a portion of Pre-Tax Income attributed to Chartwell, (3) Investment Performance, and (4) Regulatory Oversight at Chartwell. Mr. Riddle will receive an amount equal to 101.5% of his base salary upon achievement of target performance for all performance metrics. In order to receive an incentive payout with respect to a particular performance criterion, more than 82% of the stated performance target must be achieved. Mr. Riddle’s maximum 2019 award potential was limited to 170% of his base salary. For Mr. Riddle’s incentive compensation greater than $50,000 in a given year, 12.5% is issued in restricted cash and 12.5% is issued in restricted stock, both of which vest in full on the third anniversary of the grant date and additional portions of his incentive compensation may be issued in restricted cash or Company stock based on the overall level of compensation expense to revenue at Chartwell. Additionally, as described in more detail below, in 2019 Mr. Riddle elected (and historically has chosen to elect) to receive a portion of his annual incentive compensation payout in the form of Company stock in lieu of cash, further increasing his equity holdings in the Company and aligning his long-term interests with those of the Company’s shareholders.

For 2019, the performance criteria applicable to Mr. Riddle, along with the corresponding achievement and payouts to Mr. Riddle, are set forth in the table below:

Metric	Weight	2019 Target	2019 Actual	Percent Achievement of Target	Aggregate Annual Incentive Payout
Portion of EPS attributed to Chartwell	25%	$0.19	$0.08	42%	$—
Chartwell Pre-Tax Income	25%	$7,707,000	$3,351,000	44%	$—
Investment Performance	40%	75% of Chartwell Investment Funds exceed benchmark performance	Successful	100%	$162,400
Operations and Administrative Oversight	10%	Satisfactory regulatory review results	Successful	100%	$40,600
Total					$203,000
As reflected in the table above, Mr. Riddle earned an aggregate annual incentive payout of $203,200 in 2019 where (i) $71,050 was paid in cash, and (ii) $131,950 was paid in the form of a combination of restricted cash and restricted stock in lieu of cash pursuant to the terms of our STI Plan and the terms set forth in the Restrictive Agreement entered into with Mr. Riddle in connection with that certain Asset Purchase Agreement by and between us and Chartwell (the “Chartwell Agreement”)and at Mr. Riddle’s election. For 2019, all restricted stock granted in respect of our STI Plan will vest in full on either the third or fourth anniversary of the date of grant.

Long-Term Incentive Compensation

Currently, we utilize our STI Plan to provide short-term and long-term incentives, via certain permitted forms of payment, and implement compensation structures. For example, our STI Plan provides for payment types consisting of both time-vested restricted stock, as well as cash, for the applicable executives achieving specified key performance metrics. Our Compensation Committee believes that equity-based compensation is an important component of our executive compensation program and that providing a meaningful portion of our executive officers’ total compensation package in equity-based compensation aligns the incentives of our executives with the interests of our shareholders and with our long-term corporate success. Additionally, our Compensation Committee believes that equity-based compensation awards enable us to attract, motivate, retain and adequately compensate executive talent. To that end, we have historically awarded equity-based compensation in the form of both stock options and restricted stock. In 2019, however, the Compensation Committee only made long-term equity grants in the form of restricted stock. Our Compensation Committee believes equity awards provide executives with a significant long-term interest in our success by rewarding the creation of shareholder value over time.

In addition, in accordance with our 2014 Omnibus Incentive Plan (the “Omnibus Incentive Plan”) as further described below, the Compensation Committee has the authority to grant equity awards to participants in the Omnibus Incentive Plan, other than our CEO, and may delegate such authority to subcommittees or individual members of the Compensation Committee (although such awards are subject to final approval by the Compensation Committee). Grants to the CEO under the Omnibus Incentive Plan must be approved by all the members of our Board who (i) satisfy the Nasdaq independence requirements, (ii) are “outside” directors within the meaning of Section 162(m) (to the extent applicable), and (iii) are “non-employee” directors within the meaning of Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee also has authority to grant equity awards to non-employee members of the Board.

In 2014, our Board adopted, and our shareholders approved, the Omnibus Incentive Plan. The Omnibus Incentive Plan replaced the TriState Capital Holdings, Inc., 2006 Stock Option Plan, as amended (the “2006 Stock Option Plan”) and authorized the following types of awards: (1) stock options; (2) stock appreciation rights; (3) restricted shares; (4) restricted stock units; (5) dividend equivalent rights; and (6) other stock-based awards. The total number of shares of common stock that may be granted under the Omnibus Incentive Plan is the number of authorized shares of common stock of the Company that remained available under the 2006 Stock Option Plan as of the date of shareholder approval, plus any shares of common stock issued pursuant to the 2006 Stock Option Plan that were forfeited, canceled, expired or otherwise terminated. Any shares reserved for future awards under the 2006 Stock Option Plan are no longer available for grants thereunder, but are instead reserved for grants under the Omnibus Incentive Plan.

As of December 31, 2019, there were 602,567 shares of common stock issuable under outstanding options granted under both the 2006 Stock Option Plan and the Omnibus Incentive Plan, as well as 1,431,122 unvested restricted shares granted under the Omnibus Incentive

Plan. As of December 31, 2019, there were 592,804 shares of common stock remaining available for issuance under the Omnibus Incentive Plan. The Omnibus Incentive Plan will terminate in 2024, unless terminated earlier by the Board.

Annual equity awards are approved during the first quarter of each year at a meeting of the Compensation Committee at which the Compensation Committee considers the Company’s annual performance for the preceding year, the Company’s compensation philosophy, strategic considerations and market factors. For purposes of making equity grants, the Compensation Committee follows stated guidelines, as generally described below:

•	The grant date of grants to employees approved by the Compensation Committee is the date of the meeting at which the grants are approved.

•	The grant date for any equity awards to the CEO is the date of the meeting of the Board at which such awards are approved.

•
New hire grants and other off-cycle grants under special circumstances must generally be approved by the Compensation Committee at a meeting of the Compensation Committee. In the case of new hire grants, the grant date cannot precede the start date of the new hire.

•	In the case of annual grants, a list will be submitted to the Compensation Committee in advance of the scheduled meeting at which the awards will be considered.

•
At each regularly scheduled meeting of the Compensation Committee, the CEO will report to the Compensation Committee all equity awards granted, if any, pursuant to any authority delegated by the Compensation Committee.

•	In the case of stock options, the exercise price is the closing price of Company shares on the grant date.

With these guidelines in mind, in 2020, the Compensation Committee granted 57,169 shares of restricted stock to our CEO. The amount of the 2020 equity grant to our CEO was directly tied to our 2019 financial performance because of the manner in which we settle our annual incentive plan. Specifically, 50% of the annual incentive compensation earned by our CEO for 2019 was paid in the form of unvested restricted stock. In addition, consistent with the terms of our STI Plan, an additional 15% of our CEO’s cash-based performance incentive was paid in the form of unvested equity and the remaining 35% of his cash-based performance incentive (except for $260,982 which was not deferred) was elected to be deferred. Because our equity grants are tied to performance, our compensation programs simultaneously create both a one-year performance period and a three-year retention period.

The Compensation Committee granted 17,268 shares of restricted stock to Mr. Fetterolf, 2,472 shares of restricted stock to Mr. Demas and 4,747 shares of restricted stock to Mr. Riddle in 2020. Similar to our CEO, all equity-based incentive awards made to our NEOs under the terms of the STI Plan were based upon the achievement of the specified performance criteria for the 2019 performance year, except that Messrs. Fetterolf and Riddle elected to receive a portion of their annual incentive compensation payout in the form of Company stock, further increasing their equity holdings in the Company and aligning their long-term interests with those of the Company’s shareholders. All restricted stock awarded under the STI Plan will vest in full on the third anniversary of the date of grant (or, with respect to certain of Mr. Riddle’s shares as described further herein, the fourth anniversary of the date of grant). Following recommendation from the CEO, the Compensation Committee also granted at their discretion 25,000 additional shares of restricted stock to Mr. Fetterolf, 10,000 additional shares of restricted stock to Mr. Demas, and 5,000 additional shares of restricted stock to Mr. Riddle in recognition of their individual contributions to the ongoing success of the Company. These discretionary restricted shares are subject to a five-year time-vest schedule which will further align the individual’s interests with those of our shareholders.

Our 2019 equity program had meaningful performance features because executives were generally only entitled to an equity award if the Company achieved its stated annual performance goals. Further, our equity program helps us to retain our executives because equity grants are subject to time-based vesting, where grants of restricted stock vest in full on the third or fourth anniversary of the date of grant. In this way our equity program (i) provides for incentives for executives to drive performance because equity grants are tied to our annual achievement of our stated performance goals, (ii) facilitates executive retention because of the three-year or four-year vesting schedule attached to our restricted stock grants, and (iii) aligns our executives with our shareholders because of our use of restricted stock.

We have typically used restricted stock awards to settle our executives’ annual performance incentive compensation because (i) full value awards tie directly to the value achieved by the executives and (ii) restricted stock awards more closely align the interests of executives with those of our shareholders since restricted stock retains value even in a depressed market and executives will be less likely to take unreasonable risks to obtain, or keep, options “in-the-money.” We have granted stock options in the past and the Compensation Committee and Board continue to assess the form of equity awards utilized in our equity program. In addition, the executive officers’ substantial personal investments in the Company provide additional inducement to serve the Company’s long-term interests.

Other Executive Benefits and Perquisites and Deferred Compensation

We provide the following benefits to our executive officers on the same basis as other eligible employees:

•	health insurance;

•	vacation, personal holidays and sick days;

•	life insurance and supplemental life insurance;

•	short-term and long-term disability; and

•	a 401(k) plan.

We believe these benefits are generally consistent with those offered by other companies, and specifically with those companies with which we compete for employees.

We also provide a car allowance to each of our executive officers, other than Mr. Riddle. In addition, we also maintain the TriState Capital Bank Supplemental Executive Retirement Plan (the “SERP”) for the benefit of our CEO. Pursuant to the SERP, benefits will be earned over a five-year period, with projected payments of $25,000 per month for 180 months generally commencing upon Mr. Getz’s retirement, subject to forfeiture to the extent Mr. Getz is terminated for cause (as such term is defined in the SERP) or breaches specified restrictive covenants (including 24-month non-competition, non-solicitation and non-hire covenants). As of December 31, 2019, the SERP was fully reserved at present value. The Compensation Committee believes the benefits and perquisites are modest and consistent with its overall objective of attracting and retaining highly qualified executive officers.

Compensation Risk

On annual basis, the Compensation Committee conducts a formal review of the Company’s senior executive compensation plans to determine whether the compensation plans encourage excessive or unnecessary risks, taking into account the Compensation Committee’s five guiding principles (described above in the section captioned “Compensation Philosophy”). Specifically, the review addresses:

•
how the executive compensation plans do not encourage the executives to take unnecessary and excessive risks that threaten the value of our Company, including how the executive compensation plans do not encourage behavior excessively focused on short-term results rather than balanced with long-term value creation;

•
risks generally posed by employee compensation plans and how these risks are limited, including how these employee compensation plans do not encourage behavior focused on short-term results rather than long-term value creation; and

•	how our Company has ensured that employee compensation plans do not encourage the manipulation of reported earnings to enhance the compensation of any of our employees.

Further, we have developed a number of protocols and safeguards to help our compensation plans avoid encouraging excessive or unnecessary risks. Specifically, because of the Company’s focus on compensation risk management, the Company’s compensation plans are designed to avoid a short-term focus that could jeopardize the Company, including providing, for example:

•
appropriate performance/payment time horizons and not overweighting short-term incentives, particularly for our CEO, where a meaningful portion of his annual incentive opportunity is paid in the form of restricted stock;

•
an appropriate relationship between the incremental achievement levels and corresponding payouts in our incentive plans, where our payout curves are reasonable and do not contain steep “cliffs” that might encourage unreasonable short-term business decisions to achieve payment thresholds;

•	payments that are closely aligned with our strategic goals and shareholder interests, such as Pre-Tax Income and EPS;

•
a clawback right if incentive payments are based on materially inaccurate financial statements (which includes statements of earnings, revenues, or gains), any other materially inaccurate performance metric criteria, or other items on a discretionary basis, such as credit-related performance; and

•	meaningful equity ownership by our senior executive team.

In addition, the Company’s strategic plan that runs through 2020 (the “Strategic Plan”) includes an overall goal of growing our Company and strengthening our financial condition while maintaining our focus on risk management. Our management team uses the Strategic Plan as a tool when directing employees’ activities so they can make the most effective contributions possible toward realization of the

Strategic Plan’s goals and objectives, including risk management. Further, our Enterprise Risk Management Program (the “ERM Program”) is designed to enable vertically and horizontally integrated risk management, with a special emphasis on early identification and effective measurement, management and monitoring of risks to the business across all identified risk categories. One particular objective of the ERM Program includes ensuring that adequate policies are in place to enable the Company’s employees to align everyday decisions with the Company’s risk management objectives and that approval procedures will assure responsibility and sound decision-making.

Moreover, our directors take an active role in risk management and participate in risk management oversight by: (i) serving on committees of the Board that have specific oversight responsibility for particular aspects of the Company’s business, including the Risk Committee; (ii) being a resource for management on customer issues where directors have particular expertise by reason of their business experience; (iii) reviewing and giving management oversight on matters addressed in regular and special reports provided to the Board; and (iv) setting risk appetite statements.

Further, in October 2019, the Compensation Committee undertook its annual broad-based review and risk assessment of TriState Capital Bank’s compensation policies and practices with its Chief Risk Officer. During the risk assessment, the Compensation Committee met with the Chief Risk Officer who provided an analysis of TriState Capital Bank’s compensation practices and whether they are likely to lead to excessive risk taking. The Chief Risk Officer presented that based upon his analysis (i) TriState Capital Bank’s compensation plans do not encourage TriState Capital Bank’s executive officers to take unnecessary and excessive risks that threaten the value of TriState Capital Bank, including that TriState Capital Bank’s compensation plans do not encourage behavior excessively focused on short-term results rather than balanced with long-term value creation; (ii) the risks generally posed by TriState Capital Bank’s employee compensation plans were limited, including that these employee compensation plans do not encourage behavior focused on short-term results; and (iii) the employee compensation plans do not encourage the manipulation of reported earnings to enhance the compensation of any of TriState Capital Bank’s employees.

Based upon the Chief Risk Officer’s assessment, the Compensation Committee’s review of the compensation plans under the five guiding principles (discussed in the section captioned “Compensation Philosophy and Objectives” above), the risk control and mitigation principles contained in TriState Capital Bank’s Strategic Plan and ERM Program, and continuous oversight by the Board, the Compensation Committee determined that (i) our compensation programs do not contain features that would encourage TriState Capital Bank’s officers, including our NEOs, to take unnecessary and excessive risks (including long-term as well as short-term risks) that could threaten the value of our Company, and (ii) our compensation programs do not contain features that would encourage the manipulation of TriState Capital Bank’s reported earnings to enhance the compensation of any of TriState Capital Bank’s employees.

Other Compensation Policies and Practices

The compensation of each of our NEOs is subject to “clawback” in which we can recoup all or a portion of the annual incentive compensation paid to them under certain circumstances. Annual incentive compensation based on materially inaccurate financial statements or other materially inaccurate performance metrics that the Compensation Committee deems material are subject to “clawback”. There is no time limit on when the materially inaccurate information must be discovered and incentive compensation awarded in any form (cash, stock or stock options) is subject to such clawback.

We have not implemented formal share ownership guidelines for our NEOs, primarily because of their large existing ownership stakes in our Company. Our non-employee directors are subject to share ownership guidelines requiring them to own Company stock with a value equal to at least five times their respective annual retainer fee. Non-employee directors have up to five years to meet the minimum required ownership levels. The Compensation Committee continues to consider whether to implement share ownership guidelines for our NEOs or other executive compensation programs on an annual basis, including the adoption of anti-pledging policies.

Tax and Accounting Considerations

Section 162(m)

Section 162(m) of the Code (“Section 162(m)”) limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. The exemption from Section 162(m)’s deduction limit for “performance-based compensation” was repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible. The Compensation Committee continues to review the impact of Section 162(m) and intends, to the extent it determines to be practicable, to preserve deductibility under the Code of compensation paid to our executive officers when consistent with our goal of utilizing compensation programs that attract and retain key executives and align with shareholder interests.

Section 409A Considerations

Section 409A of the Code (“Section 409A”) affects the manner in which deferred compensation opportunities are offered to our employees because Section 409A requires, among other things, that “non-qualified deferred compensation” be structured in a manner that limits employees’ abilities to accelerate or further defer certain kinds of deferred compensation. We intend to operate our existing compensation arrangements that are covered by Section 409A in accordance with the applicable rules thereunder, and we will continue to review and amend our compensation arrangements where necessary to comply with Section 409A.

Topic 718

The compensation that we pay to our executive officers is expensed in our financial statements as required by U.S. generally accepted accounting principles. As one of many factors, the Compensation Committee considers the financial statement impact in determining the amount of, and allocation among the elements of, compensation. Stock-based compensation is accounted for as required under Financial Accounting Standards Board Accounting Standards Codification Topic 718.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis to be included in the Company’s 2020 Proxy Statement filed pursuant to Section 14(a) of the Securities Act of 1934, as amended (the “Proxy Statement”). Based on the review and discussions with management, the Compensation Committee recommended to the Company’s board of directors that the Compensation Discussion and Analysis be included in the Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

THE COMPENSATION COMMITTEE

James J. Dolan, Chairperson
Richard B. Seidel
John B. Yasinsky
Kim A. Ruth

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers for fiscal years ended December 31, 2019, 2018 and 2017. All cash compensation for each of our named executive officers was paid by TriState Capital Bank, where each serves as an executive officer, except for Mr. Riddle whose cash compensation was paid by Chartwell Investment Partners, LLC, where he serves as an executive officer.

Named Executive Officer and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)		Change in Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
James F. Getz	2019	$945,000	$1,294,879	$723,927	(5)	$8,000	$15,300	$2,987,106
Chairman, President and CEO	2018	$945,000	$1,260,369	$1,531,099		$127,000	$15,150	$3,878,618
	2017	$945,000	$1,080,508	$1,536,604		$513,000	$15,000	$4,090,112

Brian S. Fetterolf (6)	2019	$500,000	$627,858	$493,749	(7)	$—	$15,300	$1,636,907
President and CEO, TriState Capital Bank	2018	$495,833	$479,000	$507,781		$—	$15,150	$1,497,764
	2017	$397,917	$434,000	$631,566		$—	$15,000	$1,478,483

David J. Demas (8)	2019	$450,000	$292,873	$353,430	(9)	$—	$15,300	$1,111,603
CFO	2018	$450,000	$—	$439,569		$—	$15,150	$904,719

Timothy J. Riddle (10)	2019	$400,000	$243,269	$177,627	(11)	$—	$8,400	$829,296
CEO, Chartwell Investment Partners	2018	$400,000	$50,000	$235,246		$—	$8,250	$693,496

(1)
The amounts in this column represent the aggregate grant date fair value of restricted stock granted to our NEOs during fiscal year 2019, calculated in accordance with applicable accounting guidance without regard to forfeitures. For additional information on our accounting for such awards, please refer to Note 17, “Stock-Based Compensation Programs” in our Annual Report on Form 10-K for the year ended December 31, 2019. The restricted stock grants made to Mr. Getz in 2019 reflect equity awards that were granted pursuant to the terms of his STI Plan as a result of (a) our successful achievement of certain performance metrics during 2018 and (b) the prior requisite deferral of a portion of the cash incentive component awarded in fiscal year 2018 into restricted stock granted in 2019 following our Compensation Committee’s certification that the applicable 2018 performance metrics were met. The restricted stock grants made to Messrs. Fetterolf and Demas in 2019 reflect equity awards that were granted pursuant to the terms of his STI Plan as a result of our successful achievement of certain performance metrics during 2018 and equity awards that were granted at the discretion of the Compensation Committee. The restricted stock grants made to Mr. Riddle in 2019 reflect equity awards that were granted pursuant to the terms of his STI Plan and the Chartwell Agreement as a result of the prior requisite deferral of a portion of the cash incentive component awarded in fiscal year 2018 into restricted stock granted in 2019 following our Compensation Committee’s certification that the applicable 2018 performance metrics were met and equity awards that were granted at the discretion of the Compensation Committee. The amounts in this column do not include any restricted stock granted in 2019 as a result of each NEO’s affirmative election to forgo an additional portion of the non-equity component incentive plan compensation to which they were entitled under their respective STI Plans in 2018, in favor of deferred equity awards. Please see the “Non-Equity Incentive Compensation Plan” column and accompanying footnotes for further detail regarding the values forgone in 2019 in favor of deferred restricted stock.

(2)
The amounts in this column reflect non-equity component incentive plan compensation earned in 2019 that was either (a) paid in cash in 2020 following certification of the applicable annual performance metrics results or (b) foregone by the affirmative election of the applicable NEO in favor of deferral into equity (over and above any deferrals already required pursuant to the terms of the applicable STI Plan or, for Mr. Riddle, the STI Plan and the Chartwell Agreement), where such value foregone was subsequently awarded in 2020 to the NEO as restricted stock upon confirmation that our 2019 annual performance metrics were met.

(3)
Amounts in this column reflect the actuarial present value of Mr. Getz’s accumulated benefit under the SERP, between the end of fiscal year 2018 and the end of fiscal 2019. For purposes of calculating the change in benefit value from year to year, the discount rate used to determine the present value of the benefit was 3.66% as of December 31, 2019. For additional information, see the “Nonqualified Deferred Compensation” table below. For further discussion of the assumptions and valuation methodology used in the applicable calculations, please refer to Note 15, “Employee Benefit Plans” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(4)
Amounts in this column reflect (a) employer 401(k) contributions of $8,400 made to each of our NEOs in fiscal year 2019 and (b) a car allowance amount of $6,900 paid to each of our NEOs (except Mr. Riddle) in fiscal year 2019.

(5)
Amount reflects the portion of Mr. Getz’s STI Plan compensation that he earned in 2019, which includes (a) non-equity incentive cash compensation of $260,982 and (b) the amount of Mr. Getz’s cash incentive compensation that he elected to defer into equity at his discretion, in excess of the deferral terms of his STI Plan of $462,945.

(6)	Mr. Fetterolf became a NEO in July 2017.

(7)
Amount reflects (a) non-equity incentive cash compensation of $145,222 which Mr. Fetterolf earned in 2019 pursuant to the terms of the STI Plan and (b) the amount of Mr. Fetterolf’s cash incentive compensation that he elected to defer into equity at his discretion in excess of the deferral terms of his STI Plan of $348,527.

(8)	Mr. Demas became a NEO in January 2018.

(9)	Amount reflects that portion of Mr. Demas’s STI Plan compensation that he earned in 2019, including non-equity incentive cash compensation.

(10)	Mr. Riddle became a NEO in February 2019. We are providing 2018 executive compensation disclosure for Mr. Riddle in this proxy statement on a voluntary basis.

(11)
Amount reflects (a) non-equity component incentive plan compensation of $71,050 which Mr. Riddles earned in 2019 pursuant to the terms of the STI Plan, and (b) a cash payment earned by Mr. Riddle in accordance with the incentive payment terms set forth in the Chartwell Agreement with respect to Chartwell employees of $25,375 in restricted cash, scheduled to vest in full on the third anniversary of the date awarded, or February 18, 2023, and (c) the amount of Mr. Riddle’s cash incentive compensation that he elected to defer into equity at his discretion, in excess of the deferral terms of his STI Plan of $81,202. For more information regarding the incentive compensation terms provided to Mr. Riddle pursuant to the Chartwell Agreement, please see the section above captioned “Compensation Discussion and Analysis -- Short-Term Incentive Compensation.”

Our Compensation Committee periodically evaluates the compensation and benefit programs for our NEOs and makes adjustments intended to achieve our compensation objectives, which include attracting and retaining qualified personnel, managing our compensation expense and related risks, and providing a strong link between performance and pay.

Grants of Plan-Based Awards Table

The following table sets forth information with respect to plan-based awards made to our NEOs in fiscal year 2019.

Named Executive Officer	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock (#) (3)	Grant Date Fair Value of Stock Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James F. Getz	3/27/2019	$562,275	$815,299	$1,606,500
	1/17/2019 (4)							60,143	$1,294,879

Brian S. Fetterolf	1/17/2019	$208,250	$431,375	$722,500
	1/17/2019 (5)							4,162	$89,608
	1/17/2019 (6)							25,000	$538,250

David J. Demas	1/17/2019	$214,200	$388,238	$650,250
	1/17/2019 (7)							3,603	$77,573
	1/17/2019 (8)							10,000	$215,300

Timothy J. Riddle	1/17/2019	$220,500	$355,250	$595,000
	1/17/2019 (9)							10,000	$215,300
	2/15/2019 (10)							1,265	$27,969

(1)
Reflects the estimated threshold, target and maximum cash payouts for 2019 performance under the STI Plans for each NEO, assuming each NEO elected not to forgo and defer into equity any additional portion of their cash incentive earned in 2019 (other than the 15% deferral already required under the terms of the applicable STI Plan, or, with respect to Mr. Riddle, 12.5% deferral required under the terms of his STI Plan). With respect to Mr. Riddle, the estimated threshold, target and maximum cash payouts for 2019 include the amount of incentive compensation that is deferred in the form of restricted cash in accordance with the terms of his STI Plan.

(2)
There are no estimated future payouts associated with awards granted to our NEOs in 2019 pursuant to the Omnibus Incentive Plan. All such grants made to NEOs in 2019 were the result of either (a) the certification of performance metrics already achieved in the prior year (and thus no future estimation is warranted) or (b) discretionary equity awards granted without performance conditions.

(3)
Amounts in this column reflect all restricted shares granted in 2019 to the applicable NEO other than those shares attributable to amounts in excess of that required under the applicable STI Plan (that is, any non-equity incentive plan amounts earned in 2018 but voluntarily deferred into 2019 equity beyond the requisite plan deferral).

(4)
Reflects restricted shares granted in 2019 (pursuant to our Omnibus Incentive Plan and in accordance with the terms of the applicable 2018 STI Plan) as a result of (a) equity earned in accordance with the terms of Mr. Getz’s 2018 STI Plan of $1,125,976 and (b) the 15% requisite deferral of the amount of cash-based compensation earned pursuant to his 2018 STI Plan of $168,903. Such grants are scheduled to vest in full on the third anniversary of the grant date, subject to Mr. Getz’s continued employment through such date.

(5)
Reflects restricted shares granted in 2019 (pursuant to our Omnibus Incentive Plan and in accordance with the terms of the applicable 2018 STI Plan) as a result of the 15% requisite deferral of the amount of cash-based compensation earned pursuant to Mr. Fetterolf’s 2018 STI Plan. This award vests in full on the third anniversary of the grant date, subject to Mr. Fetterolf’s continued employment through such date.

(6)
Reflects a discretionary grant of restricted shares awarded to Mr. Fetterolf by the Compensation Committee, subject to the terms of our Omnibus Incentive Plan. This award vests 50% on the date that is two and one-half years following the grant date and 50% on the fifth anniversary of the grant date, subject to Mr. Fetterolf’s continued employment through the applicable vesting dates.

(7)
Reflects restricted shares granted in 2019 (pursuant to our Omnibus Incentive Plan and in accordance with the terms of the applicable 2018 STI Plan) as a result of the 15% requisite deferral of the amount of cash-based compensation earned pursuant to Mr. Demas’s 2018 STI Plan. This award vests in full on the third anniversary of the grant date, subject to Mr. Demas’s continued employment through such date.

(8)
Reflects a discretionary grant of restricted shares awarded to Mr. Demas by the Compensation Committee, subject to the terms of our Omnibus Incentive Plan. This award vests 50% on the date that is two and one-half years following the grant date and 50% on the fifth anniversary of the grant date, subject to Mr. Demas’s continued employment through the applicable vesting dates.

(9)
Reflects a discretionary grant of restricted shares awarded to Mr. Riddle by the Compensation Committee, subject to the terms of our Omnibus Incentive Plan. This award vests 50% on the date that is two and one-half years following the grant date and 50% on the fifth anniversary of the grant date, subject to Mr. Riddle’s continued employment through the applicable vesting dates.

(10)
Reflects restricted shares granted to Mr. Riddle (pursuant to our Omnibus Incentive Plan, subject to the governing terms of our STI Plan and the Chartwell Agreement) as a result of the required 12.5% deferral into equity pursuant to Mr. Riddle’s 2018 performance. Such grant is scheduled to vest in full on the third anniversary of the grant date, subject to Mr. Riddle’s continued employment through such date.

Outstanding Equity Awards at 2019 Fiscal Year-End Table

The following table provides information regarding outstanding equity awards held by each of our NEOs as of December 31, 2019. All of the awards shown in the table below were granted under either the 2006 Stock Option Plan or the Omnibus Incentive Plan.

		Stock Option Awards (1)				Restricted Stock Awards (2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares that Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares that Have Not Vested ($) (3)
James F. Getz	1/2/2014 (4)	28,366	—	$11.66	1/2/2024
	1/16/2015 (4)	—	32,081	$10.31	1/15/2025
	1/12/2017 (5)					49,793	$1,300,593
	1/16/2018 (5)					87,151	$2,276,384
	1/17/2019 (5)					126,613	$3,307,132

Brian S. Fetterolf	1/1/2011 (4)	5,000	—	$8.00	1/1/2021
	12/31/2011 (4)	5,000	—	$9.32	12/31/2021
	12/31/2012 (4)	5,000	—	$10.25	12/31/2022
	1/2/2014 (4)	10,000	—	$11.66	1/2/2024
	1/12/2017 (5)					23,456	$612,671
	1/16/2018 (5)					18,459	$482,149
	1/16/2018 (6)					20,000	$522,400
	1/17/2019 (5)					10,156	$265,275
	1/17/2019 (6)					25,000	$653,000

David J. Demas	8/21/2017 (5)					30,000	$783,600
	1/16/2018 (7)					1,859	$48,557
	1/17/2019 (5)					3,603	$94,110
	1/17/2019 (6)					10,000	$261,200

Timothy J. Riddle	5/21/2014 (8)	10,000	—	$13.03	3/5/2024
	1/16/2015 (9)							100,000	$2,612,000
	2/3/2017 (5)					2,217	$57,908
	2/2/2018 (5)					2,045	$53,415
	1/17/2019 (6)					10,000	$261,200
	2/15/2019 (5)					1,265	$33,042
	2/15/2019 (10)					4,296	$112,212

(1)
Represents options to purchase shares of our common stock granted to our NEOs that remain outstanding as of December 31, 2019. All of the stock option awards shown in the table above were granted with a per share exercise price equal to the fair market value of our common stock on the grant date. For information regarding valuation of our stock options, please refer to Note 17, “Stock-Based Compensation Programs” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(2)
Represents unvested restricted stock awards granted to our NEOs that remain outstanding as of December 31, 2019. All 2019 grants (except where otherwise presented in the footnotes to this table) were awarded as a result of the achievement of specified performance metrics during the applicable prior fiscal year in accordance with the terms of our STI Plan (and for grants made to Mr. Riddle, also as a result of the applicable incentive compensation terms set forth in the Chartwell Agreement). For further information regarding such grants made to our NEOs in 2020 in connection with 2019 performance metrics, please see the section above captioned “Compensation Discussion and Analysis -- Long-Term Incentive Compensation.”

(3)	Represents the fair market value of shares that have not vested as of December 31, 2019. The closing market price per share of our common stock on December 31, 2019 was $26.12.

(4)	Reflects grants of stock options that vest as to 50% on the date that is two and one-half years following the grant date and the remaining 50% on the fifth anniversary of the grant date.

(5)	Reflects grants of restricted stock that vest as to 100% of the shares on the third anniversary of the grant date.

(6)
Reflects discretionary grants of restricted stock which vests as to 50% of the shares on the date that is two and one-half years following the grant date and the remaining 50% of the shares on the fifth anniversary of the grant date.

(7)
Because Mr. Demas was hired during the course of 2017, there was no STI Plan in place for his 2017 performance. As a result, the terms of Mr. Demas’s 2017 offer letter entitled him to a cash incentive award. Mr. Demas elected to forgo and defer a portion of the cash incentive award into restricted equity that vests as to 100% of the shares on the third anniversary of the grant date.

(8)	Reflects a grant of stock options to Mr. Riddle that vest as to 100% of the options on the fifth anniversary of the grant date.

(9)
Reflects a grant of restricted stock to Mr. Riddle that vests completely on the fifth anniversary of the grant date and upon (a) the complete achievement of all specified performance metrics (assets under management, EBITDA and Investment Performance Peer Ratings) and (b) Mr. Riddle’s continued employment through December 31, 2019.

(10)	Reflects grants of restricted stock that vest as to 100% of the shares on the fourth anniversary of the grant date.

Option Exercises and Stock Vested Table

The following table sets forth information with respect to the exercise of stock options by our NEOs during fiscal 2019 and the vesting of restricted stock awards held by our NEOs during fiscal 2019.

Named Executive Officer	Stock Option Awards		Restricted Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James F. Getz	—	$—	105,387	$2,174,134

Brian S. Fetterolf	—	$—	51,634	$1,065,209
	7,500	$63,750	—	$—

Timothy J. Riddle	—	$—	4,184	$86,944

Nonqualified Deferred Compensation Table

The following table sets forth the nonqualified deferred compensation arrangements provided to our NEOs, as applicable, as of December 31, 2019.

Named Executive Officer	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
James F. Getz	$—	$—	$8,000	$—	$3,652,000

On February 28, 2013, prior to the Company becoming publicly listed, we entered into the SERP with Mr. Getz, pursuant to which he is entitled to receive monthly payments of $25,000 for 180 consecutive months to commence on Mr. Getz’s retirement, subject to forfeiture to the extent Mr. Getz is terminated for cause (as such term is defined in the SERP) or Mr. Getz breaches any of the specified non-competition or non-solicitation restrictive covenants during the 24 month period following retirement. The SERP was fully reserved by January 31, 2018.

401(k) Retirement Plan

We maintain the TSC Bank 401(k) Profit Sharing Plan, a defined contribution 401(k) retirement savings and profit sharing plan for our employees (the “401(k) Plan”). Our 401(k) Plan is intended to qualify as a tax-qualified plan under Section 401 of the Code so that contributions to our 401(k) Plan and income earned on those contributions are not taxable to participants until withdrawn or distributed from the 401(k) Plan. Our 401(k) Plan provides that each participant may contribute up to 84% of his or her annual pre-tax compensation, up to a statutory limit of $19,000 for 2019. Participants who are at least 50 years old are also entitled to make “catch-up” contributions, which could be made up to an additional $6,000 above the statutory limit in 2019.

Beginning in 2011, we have automatically contributed three percent of our employee’s semi-monthly base salary to the employee’s individual 401(k) account on a per pay basis, subject to applicable Internal Revenue Service limitations. Full-time employees and certain part-time employees are eligible to participate beginning the first day of the first month following their first day of employment or having attained age 21, whichever is later. Substantially all of our employees received an automatic contribution of three percent of their base salary in 2019. Under our 401(k) Plan, each employee is fully vested in his or her deferred salary contributions. Employer contributions vest 20% each year over the five years beginning on the second anniversary of the employee’s hire date, in accordance with our 401(k) Plan document. Employee and employer contributions are held and invested by the plan’s trustee.

EMPLOYMENT AGREEMENTS AND SEVERANCE AND CHANGE OF CONTROL BENEFITS

Employment and Severance Arrangements

We have not entered into formal employment agreements with any of our named executive officers. In connection with his hire in 2017, however, we provided Mr. Demas an offer letter outlining his basic compensation terms and providing for the grant of 30,000 shares of restricted stock. In addition, pursuant to the terms set forth in the Asset Purchase Agreement with Chartwell, we agreed to certain compensation arrangements for Chartwell employees, including Chartwell’s Chief Executive Officer, Mr. Riddle. As a result, we entered into a Restrictive Agreement with Mr. Riddle on December 27, 2013 (the “Riddle Agreement”), whereby Mr. Riddle agreed to certain confidentiality and one year non-solicitation covenants prohibiting solicitation of customers and/or employees in exchange for (a) a grant (pursuant to our Omnibus Incentive Plan) of options to purchase 10,000 shares of our common stock and (b) the right to receive severance equal to one year of Mr. Riddle’s base salary upon a termination without Cause or his resignation for Good Reason (as such terms are defined in the Riddle Agreement). Any such severance is only payable to Mr. Riddle if we affirmatively elect to impose the one year non-solicitation covenant.

Other than the potential severance opportunity that may be provided to Mr. Riddle in our discretion, none of our named executive officers are entitled to severance payments. We do not maintain a formal company-wide severance policy; however, the Compensation Committee reserves the right, depending upon the circumstances of an executive’s termination of employment, to pay the departing executive severance in exchange for a release of claims in our favor.

Equity Plans and Award Agreements

As described above in the Compensation Discussion and Analysis, certain of our named executive officers hold stock option awards granted pursuant to the 2006 Stock Option Plan and stock option awards and restricted stock awards granted pursuant to our Omnibus Incentive Plan (which replaced the 2006 Stock Option Plan). For additional information regarding the terms of our Omnibus Incentive Plan, please see the section below entitled “Equity Compensation Plans”.

Except where otherwise specified in footnotes to the Outstanding Equity Awards at Fiscal Year End table, our stock option agreements generally provide for vesting of 50% on the 2.5 year anniversary of the date of grant and 50% on the fifth anniversary of the date of grant; and our restricted stock award agreements generally vest in full on the third anniversary of the date of grant.

Pursuant to the terms of the Riddle Agreement, we granted Mr. Riddle stock options that vest in full on the fifth anniversary of the date of grant, and we subsequently granted shares of restricted stock that vest due to a combination of performance and service-based conditions. Specifically, such restricted shares vest only to the extent (a) three specific performance metrics are all achieved on or prior to December 31, 2019 (including (i) targeted assets under management, (ii) targeted annual EBITDA, and (iii) at least half the investment strategies exceed the three and five-year product benchmarks) and (b) Mr. Riddle remains in active employment through December 31, 2019.

Potential Payments Upon Termination or Change in Control

The following discussion highlights the potential amounts payable to each of our named executive officers if a termination event or a change of control event were to occur on the last day of our most recently completed fiscal year, December 31, 2019. The actual amounts that would be paid to any named executive officer can only be determined at the time of an actual termination of employment and would therefore vary from those estimated below. Currently we utilize our STI Plan to provide short term and long term incentives, types of payment, and compensation structures. For example, our STI Plan provides for payment types consisting of both time-vested restricted stock, as well as cash, for the applicable executives only upon achieving specified key performance goals.

Non-Equity Incentive Compensation

Each of our named executive officers is provided the annual opportunity to earn short-term incentive compensation pursuant to our Short-Term Incentive Plan (the “STI Plan”). As highlighted above under “Compensation Discussion and Analysis - Short-Term Incentive Compensation”, such incentive programs provide for an annual cash component and a deferred equity component, whereby the executive’s STI Plan requires a specified portion of the cash component to be taken as deferred equity and wherein the executive also has the opportunity to elect to defer additional amounts into restricted equity. Whereas the equity award agreements (as noted below) explicitly distinguish between the treatment of certain termination triggering events, neither our STI Plan nor any other governing document provides for acceleration of the non-equity cash component under any circumstances. Nonetheless, our Compensation Committee has the discretion to elect to accelerate the cash component of the awards as it deems appropriate.

Equity Acceleration

Our named executive officers hold restricted stock granted pursuant to either (a) the terms of the applicable STI Plan (as discussed above) and/or (b) our Compensation Committee’s decision to grant restricted stock outside of the applicable STI Plan. Neither our 2006 Stock Option Plan nor our current Omnibus Incentive Plan provide for accelerated vesting solely upon termination of a participant’s employment or in connection with a change of control of our Company. Our Omnibus Incentive Plan does, however, permit our Compensation Committee to establish acceleration terms within individual equity award agreements and, at its sole discretion, to determine payments to be made to any impacted participants at the time of certain triggering events. Our Compensation Committee has exercised its discretion in the past to provide for accelerated vesting within the terms of individual award agreements and to adopt the Post-Retirement Vesting of Stock Options Policy to ensure awards are given comparable treatment upon retirement so long as the executive continues to provide consultation for a three-year period following retirement.

As of December 31, 2019, Mr. Getz held unvested options pursuant to our Omnibus Incentive Plan to purchase 32,081 shares of our common stock. In addition, as of December 31, 2019, Messrs. Getz, Fetterolf, Demas, and Riddle held unvested restricted stock grants awarded as a deferred portion of the respective prior year’s incentive award worth $6,884,109, $837,695, $142,667, and $256,577, respectively (including required deferral and elected deferred equity). Finally, each of Messrs. Fetterolf, Demas, and Riddle held unvested discretionary restricted stock awards worth $1,697,800, $1,044,800, and $261,200, respectively, and Mr. Riddle held unvested restricted stock awards pursuant to an individual performance-based grant worth $2,612,000. For specific details on each of our named executive officer’s outstanding stock options and restricted stock grants, please see the Outstanding Equity Awards Table for 2019 Fiscal Year-End above.

Death/Disability

If an executive’s employment terminates due to his death or the determination of his permanent disability (as defined in our Omnibus Incentive Plan), all outstanding stock option and restricted stock awards granted pursuant to either plan will become immediately vested as of such termination date. As a result, our named executive officers would be entitled to the accelerated value of their respective unvested equity awards upon a termination due to death or due to a disability determination. Thus, the potential aggregate accelerated value of unvested equity for each of Messrs. Getz, Fetterolf, Demas and Riddle as of December 31, 2019 is equal to $7,391,309, $2,535,495, $1,187,467 and $3,129,777, respectively.

Retirement

Mr. Getz is the only named executive officer that is retirement eligible (defined as age 65, so long as the executive has been employed for at least 2 years) as of December 31, 2019. All of Mr. Getz’s awards provide for continued vesting upon retirement, either as outlined in the Agreement or as subject to the supplemental terms set forth in the Post-Retirement Vesting of Stock Options Policy, and thus he would be entitled to receive an aggregate value of $7,391,309 (comprised of the full accelerated value of his unvested stock option and restricted stock awards that were outstanding on December 31, 2019).

Termination without Cause or Good Reason

If any of our named executive officers (other than Mr. Riddle) were to be terminated without Cause or if they resigned for Good Reason, (a) any unvested restricted shares granted as a deferred portion of the prior year’s STI Plan incentive (including any elective deferral) would immediately fully vest upon such a termination event and (b) any unvested restricted shares granted pursuant to an award which only provides for acceleration upon a termination within twelve months following a change of control would generally be forfeited (including Mr. Riddle’s January 16, 2015 performance-based grant of 100,000 restricted shares). Our Compensation Committee has the discretion, however, to accelerate the full amount of restricted shares if it deems appropriate. None of the outstanding stock options granted to our named executive officers accelerate upon a termination of employment that is not in connection with a change of control. Thus, upon a termination without Cause or a resignation for Good Reason on December 31, 2019, each of Messrs. Getz, Fetterolf, Demas and Riddle are entitled to the accelerated value of their applicable unvested restricted stock awards, equal to $6,884,109, $2,535,495, $1,187,467 and $517,777, respectively.

Change of Control

If we experience a change of control (as defined in our Omnibus Incentive Plan) there are only certain situations where accelerated vesting is triggered. If we experience a change of control where outstanding equity awards will be canceled in exchange for cash, then any outstanding unvested stock options or restricted shares granted to our named executive officers in 2015 or any year thereafter will accelerate and vest in full upon such event. Because restricted stock granted pursuant to an STI Plan is only granted if we achieve our annual performance goals, we also provide accelerated vesting upon certain involuntary terminations resulting from or which could result in connection with a change of control (so long as the termination occurs within twelve months following a change of control) as a matter of fairness so as to not take away compensation that was previously earned and into which the executives would have vested if not for circumstances outside of their control. Any vested portion of stock options pursuant to awards granted prior to 2015 will remain exercisable thereafter.

Thus, upon the occurrence of a change of control event on December 31, 2019 where outstanding equity awards will be canceled in exchange for cash (regardless of the executive’s employment status), Mr. Getz would be entitled to the value of his unvested stock options that are subject to acceleration by their terms, or $507,201 for Mr. Getz’s January 16, 2015 grant (such value reflecting the incremental gain attributable to his accelerated stock options calculated based on the spread between the per-share closing price of our stock on December 31, 2019 and the applicable exercise price for his award). For specific details regarding the stock option grants that remain outstanding for Mr. Getz, please see the Outstanding Equity Awards Table for 2019 Fiscal Year-End above.

In addition, upon the occurrence of a change of control event where outstanding equity awards will be canceled in exchange for cash on December 31, 2019, each of Messrs. Getz, Fetterolf, Demas and Riddle are each entitled to the accelerated value of their unvested restricted stock, or $6,884,109, $2,535,495, $1,187,467 and $3,129,777, respectively. Such accelerated values reflect the value of all outstanding unvested restricted stock, calculated based on the per-share closing price of our common stock on December 31, 2019. For specific details regarding the restricted stock grants that remain outstanding for each of our named executive officers, please see the Outstanding Equity Awards Table for 2019 Fiscal Year-End above.

For all instances of termination or change of control described above, in no event would any named executive officer receive the benefits described above if (i) he discloses our confidential information or (ii) he engages in solicitation of our customers and/or employees during the twelve month period following his termination, each as prohibited by the terms of the applicable award agreement.

Supplemental Executive Retirement Plan Distributions

As discussed above under “Compensation Discussion and Analysis - Non-Qualified Deferred Compensation,” we continue to maintain a fully reserved SERP (as established for the benefit of Mr. Getz before we became a public company) which provides for monthly distributions to Mr. Getz upon retirement of $25,000 for 180 consecutive months. Mr. Getz is entitled to full distribution of benefits under the SERP upon a termination of his employment without Cause or his resignation for Good Reason (as each is defined in the SERP), as well as upon Mr. Getz’s retirement or a termination due to his disability. No benefits are payable under the SERP upon the occurrence of a change of control. To the extent Mr. Getz’s employment terminates due to his death, his estate is entitled to a lump-sum payment equal to the present value of the full benefit provided as of the date of death.

Thus, assuming Mr. Getz’s employment terminated on December 31, 2019, for any reason other than his death, he is entitled to the full distribution of benefits payable over 180 months thereafter, or $4,500,000. If Mr. Getz’s employment terminated on December 31, 2019, as a result of his death, his estate is entitled to a lump-sum payout of $3,652,000 (calculated based on the actuarial present value of the total benefit under the SERP using a discount rate of 3.66% as of December 31, 2019). Nonetheless, Mr. Getz would forfeit the benefits described above if he engages in competitive activity or solicitation of our customers and/or employees during the 24 month period following his termination, each as is prohibited by the terms of the SERP.

Severance

We do not maintain a formal severance program nor have we entered into any employment agreements with our named executive officers which guarantee severance payments upon a termination of employment. The Riddle Agreement does, however, provide for the opportunity for Mr. Riddle to receive severance payments equal to one-year of his base salary, but only to the extent we affirmatively elect to enforce a one year non-solicitation restrictive covenant (either with respect to customers or employees).

EQUITY COMPENSATION PLANS

The following table provides information related to equity compensation plans as of December 31, 2019.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a) (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders	602,567	$10.64	592,804
Equity compensation plans not approved by shareholders	—	—	—
Total	602,567	$10.64	592,804

(1)	Excludes 1,431,122 shares of restricted stock awards that were issued and unvested as of December 31, 2019.

CEO PAY RATIO

Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Securities and Exchange Commission adopted a rule requiring annual disclosure of the ratio of the annual total compensation of the principal executive officer (“PEO”) to the annual total compensation of its median employee, other than the principal executive officer. The purpose of the pay ratio disclosure is to provide a quantitative measure of the equitability of pay within an organization. We believe our compensation philosophy and process yield an equitable result:

Median employee total annual compensation	$142,735
Mr. Getz’s (“PEO”) total annual compensation	$2,987,106
Ratio of PEO to Median Employee Compensation	21:1

In determining the median employee, a list of all employees as of December 31, 2019 was prepared. As of December 31, 2019, the Company employed 276 persons (219 in our banking business and 57 in our investment management business). Wages and salaries were then annualized for any full-time and part-time employees that were not employed for the full calendar year.  All other cash compensation received by our employees in 2019 (including 401(k) Plan employer contributions and any applicable cash perquisites) was added to the annualized wages and salaries to determine total cash compensation for purposes of this analysis. In order to determine the median employee, we then reviewed the employee list based upon a ranking of the total cash compensation of all employees other than our PEO. Upon identifying our median employee, we then calculated the median employee’s total annual compensation figure by aggregating the value of all wages, cash incentives, equity incentives, 401(k) Plan employer contributions and any applicable perquisites earned or paid in 2019 in the same manner as we calculated the total annual compensation of our CEO for purposes of the Summary Compensation Table above.

PROPOSAL 3
RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm for the year ending December 31, 2020. The Board concurs with the appointment of KPMG and, as a matter of good corporate governance, requests that our shareholders ratify the appointment of KPMG even though ratification is not legally required. If shareholders do not ratify this appointment, the Audit Committee will consider such vote a recommendation to consider the appointment of another public accounting firm for the year ending December 31, 2021.

KPMG has served as our independent registered public accounting firm since 2007. We expect that a representative of KPMG will attend the Annual Meeting. This representative will have the opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

To be ratified, the appointment of KPMG as our independent registered public accounting firm must receive a majority of the votes cast on the proposal. Abstentions are treated as present for quorum purposes only and will have no effect on the outcome of the proposal. Banks, brokers and other nominees will have discretionary authority to vote uninstructed shares on this proposal.

The Board of Directors recommends a vote “FOR” the ratification of KPMG as our independent registered public accounting firm for the year ending December 31, 2020.

Principal Accountant Fees and Services

Fees for professional services provided by KPMG in each of the last two fiscal years, in each of the following categories, were:

	2019	2018
Audit fees	$650,000	$672,500
Audit related fees	268,400	111,100
Tax fees	—	—
All other fees	—	—
Total	$918,400	$783,600

Fees for audit services include fees associated with the audit of our annual consolidated financial statements included in the our Annual Report on Form 10-K, the reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, accounting consultation, management’s assertions regarding effectiveness of internal control over financial reporting, and the audit of our broker/dealer subsidiary. Audit related fees are one-time costs associated with capital raises, acquisitions, new accounting pronouncements and other non-recurring SEC filings.

During the fiscal year ended December 31, 2019, none of the total hours expended on our financial audit by KPMG were provided by persons other than KPMG’s full-time permanent employees.

The Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm to assure that the provision of such services does not impair the audit firm’s independence and all fees described above were pre-approved by the Audit Committee. The Audit Committee has adopted a policy and established related procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, KPMG. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

PROPOSAL 4
AMENDMENT TO THE COMPANY’S OMNIBUS INCENTIVE PLAN

We are asking our shareholders to approve an amendment to the Omnibus Incentive Plan. The proposed amendment to the Omnibus Incentive Plan consists of an increase to the maximum number of shares authorized for issuance under the Omnibus Incentive Plan by 1,500,000 shares from 4,000,000 shares to 5,500,000 shares. As of February 29, 2020, 83,984 shares remained available for issuance under the Omnibus Incentive Plan and 1,929,346 shares were subject to outstanding awards under the Omnibus Incentive Plan.

Why Our Board Recommends That You Vote in Favor of Proposal 4

Equity Incentive Awards Are Critical to Long-Term Shareholder Value Creation

Our equity incentive plan is critical to our long-term goal of building shareholder value. Equity incentive awards are central to our compensation program and constitute a significant portion of our NEOs’ total direct compensation, including additional deferrals by our NEOs and other officers and employees into time-vested restricted stock that they elect in lieu of cash payments. Our Board and its Compensation Committee believe that our ability to grant equity incentive awards to new and existing employees, directors and eligible consultants has helped us attract, retain and motivate professionals with superior ability, experience and leadership capability. Historically, we have issued stock options and restricted stock. These forms of equity compensation align the interests of our employees and directors with the interests of our shareholders, encourage retention and promote actions that result in long-term shareholder value creation.

Our equity incentive program is broad-based and is available to current employees, contractors or directors or, solely with respect to their final year of service, former employees. As of February 29, 2020, approximately 40% of our employees had outstanding grants of equity awards, and all nine of our non-employee directors had outstanding grants of equity awards. We believe we must continue to offer a competitive equity compensation plan in order to attract, retain and motivate our employees, who are imperative to our continued growth and success.

The Omnibus Incentive Plan Will No Longer Have Sufficient Shares Available Without this Amendment

As of February 29, 2020, we had 83,984 shares available for grant under the Omnibus Incentive Plan.  Based on historical usage, as discussed below, if we do not increase the share reserve during 2020, we estimate that we would need to make significant changes to our equity award practices in order to conserve the share reserve balance. This assumes we continue to grant awards consistent with our historical usage and current practices, as reflected in our historical burn rate discussed below, and noting that future circumstances may require us to change our current equity grant practices. The changes to our practices could limit our flexibility to provide competitive compensation and thus our ability to attract, motivate and retain highly qualified talent.

The Omnibus Incentive Plan is the only active equity incentive plan we currently have in place. It is important to note that a significant portion of the shares issued out of the reserve in the last three years have been used for additional, optional deferrals of cash compensation into time-vested restricted stock by our NEOs in lieu of the cash portion of their incentive programs.  Correspondingly, we believe that this is an important use of the proposed increase in the share reserve. While we could increase cash compensation to a limited extent if we are unable to grant equity incentives, we anticipate that we will have difficulty attracting, retaining and motivating our employees and directors if we are unable to issue equity grants to them. We also believe that equity-based grants are a critical element of our compensation program because they align the financial interests of our employees with the interests of our shareholders and promote actions that result in long-term shareholder value creation.

We Manage Our Equity Incentive Award Use Carefully

Notably, this will be the first time that we request an increase to the number of shares authorized under the Omnibus Incentive Plan. We’ve successfully managed our long-term shareholder dilution by limiting the number of equity awards granted annually. The Compensation Committee carefully monitors our total dilution and equity expense to ensure that we grant an appropriate number of equity awards that are necessary to attract, retain and motivate employees.

•
Based on historical usage, including additional deferrals into time-vested restricted stock by NEOs and our officers and employees in lieu of cash payments, and our internal growth plans, we expect that the proposed 1,500,000 share increase in the number of shares available for issuance under the Omnibus Incentive Plan would be sufficient for approximately 24 months of awards, assuming we continue to grant awards consistent with our historical usage and current practices, as reflected in our recent historical burn rate discussed below, and noting that future circumstances may require us to change our current equity grant practices. If the proposed increase to the share reserve is approved, the share reserve under the Omnibus Incentive Plan could last for a longer or shorter period of time, depending on our future equity grant practices, which we cannot predict with certainty at this time.

The following table shows certain key equity metrics over the past three fiscal years:

Key Equity Metrics	2019	2018	2017
Equity burn rate (1)	2.0%	1.5%	1.4%
Overhang (2)	8.9%	10.9%	12.1%

(1)	Equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year by the weighted-average diluted common shares outstanding during the period.

(2)
Overhang is calculated by dividing the sum of (i) the number of shares subject to equity awards outstanding at the end of the fiscal year and (ii) the number of shares available for future grants, by the number of shares outstanding at the end of the fiscal year.

Our ability to continue to grant equity compensation and provide our NEOs and other officers and employees with the ability to defer cash compensation into time-vested restricted stock is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete. In light of this fact and the other factors described above, the Board has determined that the proposed increased size of the share reserve under the Omnibus Incentive Plan is reasonable and appropriate at this time.

Description of the Plan

Our board of directors adopted the Omnibus Incentive Plan (the “Omnibus Incentive Plan”) on January 17, 2014, which became effective upon approval by TriState Capital’s shareholders on May 20, 2014, pursuant to Section 4.22 of the Omnibus Incentive Plan. The Omnibus Incentive Plan replaced the 2006 Stock Option Plan (the “2006 Plan”).

The full text of the Amendment to the 2014 Omnibus Incentive Plan is attached as Appendix A to this Proxy Statement and the following description is qualified in its entirety by reference to the text of the Omnibus Incentive Plan. Because our executive officers and directors are eligible to receive awards under the Omnibus Incentive Plan, they may be deemed to have a personal interest in the adoption of this proposal.

Purpose
The purpose of the Omnibus Incentive Plan is to (1) broaden the forms and potential effectiveness of equity incentives that can be granted to employees, as compared to the 2006 Option Plan, (2) to attract, retain and motivate officers, directors, key employees and contractors of TriState Capital or its subsidiaries, (3) compensate them for their contributions to TriState Capital or its subsidiaries and encourage them to acquire proprietary interests in TriState Capital including through additional deferrals by NEOs and our other officers and employees into time-vested restricted stock in lieu of cash payments, (4) to enhance the alignment of interests of officers, directors, key employees and contractors with those of shareholders of TriState Capital and (5) to assist TriState Capital and its subsidiaries in ensuring that their compensation program does not provide incentives to take imprudent risks or risks that are otherwise inconsistent with TriState Capital’s established risk appetite.

Types of Awards
The Omnibus Incentive Plan authorizes the following types of awards:

Stock Options. Stock option awards can be in the form of both incentive stock options (as defined in Sections 421 and 422 of the Internal Revenue Code of 1986, as amended from time to time, and the applicable rulings and regulations thereunder (the “Code”)) and non-qualified stock options to purchase shares of common stock of TriState Capital. Stock options awarded under the Omnibus Incentive Plan will vest and become exercisable in installments (over time or based on performance) in accordance with the award agreement provided to the grantee but in no case can they be exercisable more than 10 years after the date of grant. The exercise price of the options will be determined by the Compensation Committee at the time that the award is granted, but must be equal to or greater than the fair market value of shares of common stock of TriState Capital at the time of the award. As of February 29, 2020, there were 378,620 options outstanding under the Omnibus Incentive Plan.

The Compensation Committee may only grant incentive stock option awards if the grantee is an eligible recipient under the Code and the fair market value of the number of shares subject to such incentive stock option does not exceed $100,000. The Compensation Committee may not award incentive stock options to any person who, at the time of such award, owns more than 10% of the total combined voting power of all classes of stock of TriState Capital or any of its subsidiaries unless the exercise price of such incentive stock option is at least 110% of the fair market value of the common stock of TriState Capital and the date on which the incentive stock option expires is not later than the fifth anniversary of the date that such incentive stock option is granted. No grantee is permitted to receive stock option awards or stock appreciation rights covering more than 500,000 shares of common stock of TriState Capital in any calendar year.

Stock Appreciation Rights. Stock appreciation rights may be settled in cash, shares of common stock of TriState Capital, or other forms of payment having a value equal to (i) the difference between fair market value on the date such award is exercised over the exercise price set forth in the grantee’s award agreement, multiplied by (ii) the number of shares with respect to which the stock appreciation right award is being settled. Stock appreciation right awards granted under the Omnibus Incentive Plan will vest and become exercisable (over time or based on performance) in accordance with the award agreement but no stock appreciation right award can be exercisable more than 10 years after the date such award was granted. The exercise price must be equal to or greater than the fair market value of shares of common stock of TriState Capital at the time of the award and no grantee can receive stock appreciation rights covering more than 500,000 shares of common stock of TriState Capital in any calendar year.

Restricted Shares. A restricted share award under the Omnibus Incentive Plan is a grant of, or an offer by TriState Capital to sell, shares of common stock of TriState Capital subject to certain restrictions. The restrictions on shares persist until the period of restriction concludes as determined by the Compensation Committee, and the restrictions may be conditioned on the achievement of certain performance goals or be based on continuing service. Unless otherwise determined by the Compensation Committee, during the period of restriction, (i) the grantee will have all of the rights of a shareholder of the class or series of common stock that is the subject of the restricted shares, (ii) dividends paid upon restricted shares will be retained by TriState Capital in an account for the grantee, to be paid to the grantee upon the expiration of the period of restriction, and (iii) any additional shares or other property distributed to the grantee in respect of restricted shares will be subject to the same restrictions applicable to such restricted shares. As of February 29, 2020, there were 1,550,726 restricted share awards outstanding under the Omnibus Incentive Plan.

Restricted Stock Units. A restricted stock unit award covers a number of shares of common stock of TriState Capital that, upon vesting, may be settled in cash, the issuance of the underlying shares of common stock of TriState Capital (which may consist of restricted shares), or another form of payment. Restricted stock unit awards granted under the Omnibus Incentive Plan will vest (over time or based on performance) in accordance with an award agreement provided to the grantee by the Compensation Committee. Until a restricted stock unit award vests and is settled, the grantee only has the rights of a general unsecured creditor of TriState Capital.

Dividend Equivalent Rights. A dividend equivalent right award may be settled in cash, shares of common stock of TriState Capital, or other form of payment that has a value equal to any dividend that would be paid on the shares of common stock of TriState Capital covered by such award as if such shares had been delivered to the grantee. Payments will be made to grantee as determined by the Compensation Committee. Until such amounts are paid, the grantee will only have the rights of a general unsecured creditor of TriState Capital.

Other Stock-Based Awards. The Omnibus Incentive Plan permits the Compensation Committee to grant other types of equity-based or equity-related awards, including the grant or offer for sale of unrestricted shares of common stock of TriState Capital.

Qualified Performance-Based Awards and Criteria. The Omnibus Incentive Plan gives the Compensation Committee the authority, at the time of the grant of any award described above (other than stock options and stock appreciation rights that otherwise qualify for the exemption under Section 162(m), to designate such award as a qualified performance-based award in order to qualify such award as “performance-based compensation” under Section 162(m), in which case the award will be conditioned on the attainment of written objective performance goals approved by the Compensation Committee within a performance period established by the Compensation Committee, which also will have the sole discretion to determine whether the applicable performance goals have been met. No grantee is permitted to receive in excess of 500,000 shares of common stock of TriState Capital in any calendar year pursuant to a qualified performance-based award. The performance goals will be based on one or more of the following objective, corporate-wide criteria (the "Performance Goal Criteria") (a) income or operating income measures (including before or after taxes, such as after-tax operating income); (b) book value or tangible book value measures; (c) revenue, sales, net revenue or net sales measures; (d) gross profit or operating profit measures (including before or after taxes or other similar measures); (e) return measures (including return on assets, net assets, capital, total capital, tangible capital, invested capital, equity, or total shareholder return, cost of funds, earnings per share or other similar measures); (f) cash flow measures (including operating cash flow, free cash flow, cash flow return on capital, cash flow return on investment (in each case before or after dividends) or other similar measures); (g) margin measures (including gross margin, operating margin, cash margin or other similar measures); (h) measures of efficiency (including operating efficiency, productivity ratios or other similar measures); (i) measures of enterprise value or share price; (j) objective measures of customer satisfaction; (k) measures of achievement of expense targets, including level of non-interest expense minus compensation, cost reductions, working capital, cash levels or the acquisition ratio or general expense ratio; (l) measures of economic value added; (m) market share measures; (n) measures of balance sheet or capital markets achievements (including debt reductions, leverage ratios, ratings achievements or other similar measures); (o) implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, acquisitions and divestitures, recruiting and maintaining personnel or regulatory profile; (p) measures of investment performance; (q) measures of risk; (r) measures related to internal liquidity management (including dividends from subsidiaries to TriState Capital or other similar measures); (s) credit management (rated credits, and non-performing assets); (t) net portfolio loan growth; (u) average non-brokered deposit growth; (v) portfolio profitability; (w) swap fee income; (x) objective measures of regulatory relations and compliance; (y) completion of strategic projects (e.g. acquisitions, loan pool purchase from strategic relationship); and (z) net assets under management.

Available Shares of Common Stock
The total number of shares of common stock that may be granted under the Omnibus Incentive Plan is the number of authorized shares of common stock of TriState Capital that remained available under the 2006 Plan as of the date of shareholder approval of the Omnibus Incentive Plan, plus any shares of common stock issued pursuant to the 2006 Plan that are forfeited, canceled, expired or otherwise terminated. Shares reserved for grants under the 2006 Plan are no longer available for grants under that plan, but are instead reserved for grants under the Omnibus Incentive Plan.

The Compensation Committee is required to adjust the total number of shares of common stock of TriState Capital authorized under the Omnibus Incentive Plan and the number of shares subject to particular awards in order to prevent the enlargement of the benefits or potential benefits intended to be made available to grantees as a result of any change in corporate structure or change to the total number of authorized shares of common stock of TriState Capital.

Share Counting and Cost of Plan
The total number of shares of common stock of TriState Capital available under the Omnibus Incentive Plan will be reduced by one share for every share subject to an award of stock options or stock appreciation rights, restricted shares, restricted stock units, dividend equivalent rights, and other equity-based or equity-related awards, unless any such awards may only be settled in cash. If an award under the Omnibus Incentive Plan is forfeited, canceled, expired or otherwise terminated, any shares of common stock of TriState Capital subject to that award will again be available under the Omnibus Incentive Plan. Shares that are retained by TriState Capital or are delivered by the grantee to TriState Capital to pay the exercise price or tax withholding obligation in connection with the exercise, net settlement or vesting of Awards do not become available again for future grants under the Plan.

Term
The Omnibus Incentive Plan will terminate on the tenth anniversary of its approval by the shareholders of TriState Capital, unless terminated earlier by the Board.

Eligibility
Under the Omnibus Incentive Plan, awards may be made to employees, contractors, directors or, solely with respect to their final year of service, former employees. As of February 29, 2020, we had approximately 281 employees.

Administration and Director Limits
The Omnibus Incentive Plan will be administered by the Compensation Committee, all of the members of which are independent directors under the applicable federal securities laws and “outside directors” as defined under applicable federal tax laws. The Compensation Committee is authorized to determine the persons who will receive awards, the time when awards will be granted, the terms of such awards and the number of shares of common stock of TriState Capital, if any, which will be subject to such awards. The Compensation Committee is authorized to establish rules and regulations as it deems necessary for the proper administration of the Omnibus Incentive Plan. To the extent permitted by applicable law and applicable rules and regulations of Nasdaq or the Charter of the Compensation Committee, the Compensation Committee may (i) delegate any of its powers to a subcommittee or one of its members, (ii) allocate among its members any of its administrative responsibilities and (iii) except with respect to matters involving qualified performance-based awards, delegate to one or more officers of TriState Capital the determination of awards to employees who are not officers of TriState Capital. For purposes of approving awards to the President and Chief Executive Officer, the “Committee” shall consist of all the independent, non-employee, outside directors of the TriState Capital board of directors.

In addition to the individual limits established for stock options, stock appreciation rights and performance-based awards, no director will be eligible to receive, solely with respect to his or her service as a director, awards of more than 50,000 shares of common stock of TriState Capital in any calendar year under the Omnibus Incentive Plan.

Withholding Taxes
Whenever shares of common stock of TriState Capital are to be issued in satisfaction of awards granted under the Omnibus Incentive Plan, TriState Capital or the relevant subsidiary of TriState Capital may deduct or withhold from any payment or distribution to a grantee the minimum amount required to meet any tax withholding obligation. Alternatively, the Compensation Committee may require the grantee to remit cash or other form of payment to TriState Capital or a subsidiary of TriState Capital in an amount sufficient to satisfy any applicable withholding obligation.

Additional Provisions
No award (or rights and obligations thereunder) granted to any person under the Omnibus Incentive Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of by the grantee. Awards under the Omnibus Incentive Plan will be subject to the clawback policy, recapture policy, and share ownership and holding requirement policy, if any, adopted by TriState Capital from time to time. TriState Capital will have the right to offset against its obligation to deliver shares of common stock of TriState Capital (or cash, or other securities or property) under the Omnibus Incentive Plan any outstanding amounts owed by the grantee to TriState Capital or a subsidiary of TriState Capital.

Change in Control
The Compensation Committee may provide in any award agreement for the acceleration of exercisability, lapse of restrictions, deemed satisfaction of performance goals or any other manner of acceleration with respect to any award under the Omnibus Incentive Plan in the event of a change in control of TriState Capital. However, any such acceleration of vesting or exercisability of, or the lapse of restrictions or deemed satisfaction of performance goals with respect to, any outstanding awards in the event of a change in control may only occur if either (i) the change in control actually occurs and the grantee’s employment is terminated by TriState Capital or a subsidiary of TriState Capital without cause or by the employee with good reason, or (ii) all such awards are to be settled for cash or securities and terminated or canceled in connection with the change in control.

Amendment and Termination
The Board may amend, alter, suspend, discontinue or terminate the Omnibus Incentive Plan at its discretion, provided, however, that the approval of shareholders of TriState Capital is required (i) to the extent required by applicable law, (ii) for a material increase to the benefits available under the Omnibus Incentive Plan, (iii) for a reduction to the exercise price of stock options or stock appreciation rights issued and outstanding under the Omnibus Incentive Plan and (iv) to permit the sale or other disposition of an award of a stock option or a stock appreciation right to an unrelated third party. Unless required by law, the Board may not amend the Omnibus Incentive Plan in a manner that adversely affects a grantee with respect to his or her currently outstanding award.

Federal Tax Consequences
The following is a summary of the principal United States federal income tax consequences applicable to Omnibus Incentive Plan grantees and TriState Capital and is based upon an interpretation of current federal tax laws and regulations and may be inapplicable if such laws and regulations are modified. This summary is not intended to be exhaustive or constitute tax advice and does not describe state, local or foreign tax consequences. To the extent any awards under the Omnibus Incentive Plan are subject to Section 409A of the Code, the following description assumes that such awards will be designed to conform to the requirements of Section 409A of the Code and the regulations promulgated thereunder (or an exception thereto). The Omnibus Incentive Plan is not subject to the protective provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

Incentive Stock Options. Options issued under the Omnibus Incentive Plan and designated as incentive stock options are intended to qualify under Section 422 of the Code. Under the provisions of Section 422 and the related regulations, a grantee who has been granted an incentive stock option will not recognize income and TriState Capital will not be entitled to a deduction at the time of the grant or exercise of the option; provided, however, that the difference between the value of the common stock received on the exercise date and the exercise price paid is an item of tax preference for purposes of determining the grantee’s alternative minimum tax. The taxation of gain or loss upon the sale of the common stock acquired upon exercise of an incentive stock option depends, in part, on whether the holding period of the common stock is at least two years from the date the option was granted and at least one year from the date the common stock was transferred to the grantee. If this holding period is satisfied, any gain or loss realized on a subsequent disposition of the common stock will be treated as a long-term capital gain or loss. If this holding period is not met, then, upon such “disqualifying disposition” of the common stock, the grantee will realize compensation, taxable as ordinary income, in an amount equal to the excess of the fair market value of the common stock at the time of exercise over the option price limited, however, to the gain on sale. Any further gain (or loss) realized by the grantee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period. If the grantee recognizes ordinary income upon a disqualifying disposition, TriState Capital generally will be entitled to a tax deduction in the same amount. If, however, the grantee meets the applicable holding period, TriState Capital will generally not be entitled to a tax deduction with respect to capital gains recognized by the grantee.

Nonqualified Stock Options and Stock Appreciation Rights. A grantee will generally not recognize income at the time a nonqualified stock option is granted. Rather, the grantee recognizes compensation income only when the nonqualified stock option is exercised. The amount of income recognized is equal to the excess of the fair market value of the common stock received over the sum of the exercise price plus the amount, if any, paid by the grantee for the nonqualified stock option. TriState Capital is generally entitled to a tax deduction in an amount equal to the compensation income recognized by the grantee. Upon a subsequent disposition of the common stock acquired under a nonqualified stock option, the grantee will realize short-term or long-term capital gain (or loss) depending on the holding period. The capital gain (or loss) will be short-term if the common stock is disposed of within one year after the nonqualified stock option is exercised and long-term if the common stock was held more than 12 months as of the sale date.

Stock Appreciation Rights. Stock appreciation rights are treated very similarly to nonqualified stock options for tax purposes. A grantee receiving a stock appreciation right will not normally recognize any taxable income upon the grant of the stock appreciation right. Upon the exercise of the stock appreciation right, the grantee will recognize compensation taxable as ordinary income equal to either: (i) the cash received upon the exercise or (ii) if common stock or other property is received, upon the exercise of the stock appreciation right, the fair market value of the common stock or other property received. TriState Capital will generally be entitled to a tax deduction in an amount equal to the compensation income recognized by the grantee.

Dividend Equivalent Rights. A grantee receiving a dividend equivalent right will not normally recognize any taxable income upon the grant of the dividend equivalent right. Upon payment by TriState Capital of the dividend equivalent, the grantee will recognize compensation taxable as ordinary income equal to either: (i) the cash received upon the exercise or (ii) if common stock or other property is received, the fair market value of the common stock or other property received. TriState Capital will generally be entitled to a tax deduction in an amount equal to the compensation income recognized by the grantee.

Unrestricted Stock. The tax consequences of receiving common stock pursuant to any stock bonus award under the Omnibus Incentive Plan are similar to receiving cash compensation from TriState Capital, unless the common stock awarded is restricted stock (i.e., subject to a substantial risk of forfeiture). If the shares of common stock are unrestricted (i.e., not subject to a substantial risk of forfeiture), the grantee must recognize ordinary income equal to the fair market value of the common stock received less any amount paid for common stock.

Restricted Stock. A grantee that receives a restricted stock award under the Omnibus Incentive Plan will normally not be required to recognize income for federal income tax purposes at the time of grant, nor is TriState Capital entitled to any deduction, to the extent that the common stock awarded has not vested (i.e., no longer subject to a substantial risk of forfeiture). When any part of a restricted stock award vests, the grantee will realize compensation taxable as ordinary income in an amount equal to the fair market value of the vested common stock on the vesting date. The grantee may, however, make an election, referred to as a Section 83(b) election, within thirty days following the grant of the restricted stock award, to be taxed at the time of the grant of the award based on the fair market value of the common stock on the grant date. If a Section 83(b) election has not been made, any dividends received with respect to the restricted stock award prior to the lapse of the restrictions will be treated as additional compensation that is taxable as ordinary income to the grantee. TriState Capital will be entitled to a deduction in the same amount and at the same time that the grantee recognizes ordinary income. Upon the sale of the vested common stock, the grantee will realize short-term or long-term capital gain or loss depending on the holding period.

Restricted Stock Units. Under current tax law, a grantee who receives restricted stock units will not recognize taxable income for federal income tax purposes until the common stock underlying the restricted stock units is actually issued to the grantee or the restricted stock units are settled in cash. Upon settlement, the grantee will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the common stock or cash received, and TriState Capital will be entitled to a corresponding deduction. If the grantee is an employee of TriState Capital, the grantee will be subject to Social Security and Medicare taxes at the time the restricted stock units vest, even though none of the common stock underlying the restricted stock units is issued or no cash is paid at that time. However, no additional Social Security or Medicare taxes will be due when the common stock subject to the vested restricted stock units is subsequently issued or a cash settlement is paid (even if the market value of the common stock has increased).

Limitations on TriState Capital’s Deductions; Consequences of Change in Control. With certain exceptions, Section 162(m) of the Code limits TriState Capital’s deduction for compensation in excess of $1,000,000 paid to certain covered employees. In addition, if a change in control of TriState Capital causes awards under the Omnibus Incentive Plan to accelerate vesting or is deemed to result in the attainment of performance goals, the grantees could, in some cases, be considered to have received “excess parachute payments,” which could subject grantees to a 20% excise tax on the excess parachute payments and could result in a disallowance of our deductions under Section 280G of the Code.

Internal Revenue Code Section 409A. Awards of stock options, stock appreciation rights, restricted stock units, stock bonus awards and performance awards under the Omnibus Incentive Plan may, in certain instances, result in the deferral of compensation that is subject to the requirements of Section 409A of the Code. Generally, to the extent that these awards fail to meet certain requirements under Section 409A, the regulations issued thereunder or an exception thereto, the award recipient will be subject to immediate taxation, interest and tax penalties in the year the award vests. It is our intent that awards under the Omnibus Incentive Plan will be structured and administered in a manner that complies with the requirements of Section 409A of the Code.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE OMNIBUS INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH A PARTICIPANT MAY RESIDE.

New Plan Benefits

The Compensation Committee has not made any determinations with respect to future awards to be made under the Omnibus Incentive Plan to any individual executive officer, the named executive officers as a group, non-employee directors as a group or non-executive officer employees as a group, although we do not expect our annual grant practices to change significantly if shareholders approve the amendment to the Omnibus Incentive Plan.

The following table sets forth the number of shares of common stock underlying outstanding awards issued to the Company’s officers, directors and employees under the Omnibus Incentive Plan as of February 29, 2020.

Name and position	Dollar Value ($) of Restricted Stock Awards	Number of Shares Subject to Restricted Stock Awards	Number of Shares Subject to Option Awards
James F. Getz	$5,383,439	270,933	—
Brian S. Fetterolf	$2,302,595	115,883	—
David J. Demas	$1,151,149	57,934	—
Timothy J. Riddle	$543,504	27,353	—
Executive Group	$9,380,687	472,103	—
Non-Executive Director Group	$1,338,980	67,387	70,000
Non-Executive Employee Group (1)	$20,093,259	1,011,236	308,620

(1)	Includes all employees, including all officers who are not executive officers, as a group.

Approval of this Proposal 4 requires the affirmative vote of a majority of the votes cast by all shareholders entitled to vote on the matter. Abstentions and broker non-votes will have no effect on the outcome of this Proposal.

The Board of Directors recommends a vote “FOR” the vote to amend the Company’s Omnibus Incentive Plan to increase the number of authorized shares of common stock issuable under the plan.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management the audited financial statements of TriState Capital contained in its Annual Report on Form 10-K for the year ended December 31, 2019. The Audit Committee has discussed with TriState Capital’s independent registered public accounting firm the matters required to be discussed by requirements adopted by the Public Company Accounting Oversight Board (“PCAOB”).

In addition, the Audit Committee received the written disclosures and the letter from TriState Capital’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered certified public accountant communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm its independence from TriState Capital and its management.

Based on the review and discussion referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in TriState Capital’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Securities and Exchange Commission.

This report is submitted on behalf of the Audit Committee.

Anthony J. Buzzelli, Chairperson
David L. Bonvenuto
Helen Hanna Casey
E.H. (Gene) Dewhurst
Audrey P. Dunning

BENEFICIAL OWNERSHIP

The following table provides information regarding the beneficial ownership of our voting stock as of February 29, 2020, for:

•	each person known to us to be the beneficial owner of more than five percent of our common stock;

•	each of our directors and NEOs; and

•	all directors and NEOs, as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, based and in reliance on information filed with the SEC, in our files or furnished to us, including for any non-insider, filings made under Section 13 of the Exchange Act. Except as indicated by the footnotes below, we believe, based on that information, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. The share ownership figures of directors and NEOs in the table may include unvested shares of Restricted Stock granted under our Omnibus Incentive Plan that are subject to forfeiture and transfer restrictions until they vest. Unless otherwise noted, the address for each shareholder listed on the table below is: c/o TriState Capital Holdings, Inc., One Oxford Centre, 301 Grant Street, Suite 2700, Pittsburgh, Pennsylvania 15219.

The table below calculates the percentage of beneficial ownership of our common stock based on 29,783,309 shares of common stock outstanding as of February 29, 2020, except as follows. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or other convertible or exercisable securities held by that person that are currently exercisable or convertible or exercisable or convertible within 60 days of February 29, 2020; however, we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.

	Shares of Common Stock
Name of Beneficial Owner	Number Excluding Options	Options(1)	Percent Excluding Options	Percent(2)
Greater than 5% Shareholders
BlackRock, Inc. (3)	4,057,083	—	13.6%	13.6%
Dimensional Fund Advisors LP (4)	1,633,207	—	5.5%	5.5%
Directors and Named Executive Officers
David L. Bonvenuto (5)	21,421	—	*	*
Anthony J. Buzzelli	28,000	4,000	*	*
Helen Hanna Casey (6)	82,875	24,000	*	*
David J. Demas (7)	70,134	—	*	*
E.H. (Gene) Dewhurst	28,781	24,000	*	*
James J. Dolan (8)	62,457	6,000	*	*
Audrey P. Dunning	4,412	—	*	*
Brian S. Fetterolf (9)	274,142	—	*	*
James F. Getz (10)	1,448,004	—	4.9%	4.9%
Timothy J. Riddle	255,254	—	*	*
Kim A. Ruth (11)	17,000	—	*	*
A. William Schenck III (12)	109,225	—	*	*
John B. Yasinsky (13)	45,500	12,000	*	*
All directors and NEOs as a group (13 persons)	2,447,205	70,000	8.2%	8.4%

*	Represents less than 1%.

(1)	Represents shares subject to options granted under the 2006 Stock Option Plan or the Omnibus Incentive Plan that are currently exercisable or exercisable within 60 days of February 29, 2020.

(2)
Percentage calculated based on number of shares outstanding as of February 29, 2020, plus the shares subject to options currently exercisable or exercisable within 60 days of February 29, 2020, for the named person or group but for no other person or group.

(3)
Based upon Schedule 13G/A filed with the SEC on February 4, 2020, as of December 31, 2019, BlackRock, Inc. has sole voting power with respect to 3,594,685 and power to dispose or to direct the disposition of 4,057,083 shares of our common stock. The business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(4)
Based upon Schedule 13G/A filed with the SEC on February 12, 2020, as of December 31, 2019, Dimensional Fund Advisors LP has sole voting power with respect to 1,540,294 and power to dispose or to direct the disposition of 1,633,207 shares of our common stock. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional Fund Advisors LP disclaims beneficial ownership of such securities. The business address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, TX, 78746.

(5)
In addition to common stock owned, Mr. Bonvenuto owns 1,000 depositary shares representing a 1/40th interest in our 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock, no par value.

(6)
Includes 28,820 shares held by Ms. Casey jointly of record with her spouse, Stephen Casey. In addition to common stock owned, Ms. Casey owns 20,000 depositary shares representing a 1/40th interest in our 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, no par value.

(7)
Includes 8,000 shares held in an IRA account in the name of his spouse, Shannon L. Hungerford; 3,000 shares held jointly of record with his spouse; and 1,200 shares held in an IRA account in Mr. Demas’s name. In addition to common stock owned, Mr. Demas owns 2,000 depositary shares representing a 1/40th interest in our 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock, no par value and 1,000 depositary shares representing a 1/40th interest in our 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, no par value held in an IRA account in the name of his spouse, Shannon L. Hungerford.

(8)
Includes 33,632 shares held by Mr. Dolan jointly of record with his spouse, Patricia D. Dolan; 8,200 shares held by Mr. Dolan’s spouse individually, with respect to which Mr. Dolan disclaims beneficial ownership; and 2,500 shares held by Charles Schwab and Co, Inc., Custodian of James J. Dolan Roth Contributory IRA. In addition to common stock owned, Mr. Dolan owns 4,000 depositary shares representing a 1/40th interest in our 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, no par value.

(9)
Includes 49,085 shares held by Mr. Fetterolf jointly of record with his spouse, Jennifer Fetterolf; 13,334 shares held by Trust for Donald L. Fetterolf for which Mr. Fetterolf serves as one of two trustees and is a beneficiary of the trust; and 10,750 shares held by Crosshair Ventures, L.P. for which Mr. Fetterolf is the President of and has an interest in its general partner. In addition to common stock owned, Mr. Fetterolf owns 4,000 depositary shares representing a 1/40th interest in our 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock, no par value.

(10)
Includes 145,508 shares held by Stephens Inc., FBO James F. Getz Individual Retirement Account; 347,173 shares held by Getz Enterprises, L.P. of which Mr. Getz is the General Partner (all of which are pledged as collateral by Getz Enterprises, L.P.); and 549,210 shares held by Mr. Getz jointly of record with his spouse, Elinor M. Getz (357,827 of which are pledged as collateral by Mr. and Mrs. Getz).

(11)	Includes 5,000 shares held by Ms. Ruth jointly of record with her spouse, David Ruth.

(12)
Includes 100,000 shares held by the A. William Schenck III Revocable Trust for which Mr. Schenck serves as Trustee; 8,700 shares held by Mr. Schenck jointly of record with his spouse, Mikell Schenck; and 400 shares held as custodian for the benefit of Mr. Schenck’s four grandchildren.

(13)	Includes 27,500 shares held by Mr. Yasinsky jointly of record with his wife, Marlene A. Yasinsky.

We have adopted a comprehensive and detailed insider trading policy that regulates trading by our insiders, including the NEOs and directors. Among other things, our executive officers and directors are prohibited from holding our common stock in margin accounts or pledging our common stock as collateral for a loan; provided, however, that our General Counsel may on a case-by-case basis grant an exception to the prohibition against holding our securities in a margin account or pledging our common stock as collateral for a loan (not including margin debt) if the executive officer or director can clearly demonstrate the financial capacity to repay the loan without resort to the pledged common stock.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are also required to furnish us with copies of all such reports they file. Based solely upon a review of the reports filed pursuant to Section 16 of the Exchange Act and written representations of our executive officers and directors, we believe that our directors, executive officers and greater than 10% beneficial owners timely filed all reports required under Section 16, except for the following instances which were related to administrative oversights: (1) Mr. Demas reported, in a Form 4 filed on February 5, 2019, a grant of restricted shares of our common stock on January 17, 2019; (2) Mr. Riddle reported, in a Form 4 filed on March 11, 2019, a grant of options to purchase shares of our common stock on February 19, 2019; (3) Ms. Casey reported, in a Form 4 filed on February 13, 2020, an exercise of options to purchase common stock on December 5, 2019; (4) Mr. Dewhurst reported, in a Form 4 filed on February 13, 2020, an exercise of options to purchase common stock on November 14, 2019; and (5) Mr. Seidel reported, in a Form 4 filed on February 13, 2020, an exercise of options to purchase common stock on November 13, 2019.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and NEOs described in the “Executive Compensation” section above, below is a description of each transaction since January 1, 2019, and each proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeds or will exceed $120,000; and

•
any of our directors, director nominees, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Ordinary Banking Relationships

Certain of our officers, directors and principal shareholders, as well as their immediate family members and affiliates, are customers of, or have participated in transactions with, TriState Capital Bank or us in the ordinary course of business. These transactions include deposits, loans and other financial services related transactions. Such related party transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than a normal risk of collectability or present other features unfavorable to us. As of the record date, April 1, 2020, no related party loans were categorized as nonaccrual, past due, restructured or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with our officers, directors and principal shareholders, as well as their immediate family members and affiliates.

For additional information on related party transactions, please refer to Note 21 “Related Party Transactions” in the Company’s Annual Report on Form 10-K.

Other Related Party Transactions

We have obtained services from companies affiliated with certain of our directors in the normal course of business on arms-length terms.

Policies and Procedures Regarding Related Party Transactions

Transactions by TriState Capital or our affiliates with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by TriState Capital Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by TriState Capital Bank to its executive officers, directors, and principal shareholders). We and TriState Capital Bank, have adopted policies designed to ensure compliance with these regulatory requirements and restrictions.

In addition, the Board adopted a written policy governing the approval of related party transactions that complies with all applicable requirements of the SEC and Nasdaq concerning related party transactions (the “Related Party Transactions Policy”). Under this policy, related party transactions are transactions in which we are a participant, the amount involved exceeds $10,000 and a related party has or will have a direct or indirect material interest. Related parties of TriState Capital include directors (including nominees for election as directors), executive officers, beneficial holders of more than 5% of our capital stock and the immediate family members of these persons. Our Chief Risk Officer, in consultation with management and outside counsel, as appropriate, reviews potential related party transactions to determine if they are subject to the policy and, if they are, whether to approve or disapprove them, subject to review by the Nominating and Corporate Governance Committee, or to refer them to that committee without an approval or disapproval. In determining whether to approve or ratify the Chief Risk Officer’s approval of a related party transaction, the Nominating and Corporate Governance Committee considers, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related party’s interest in the transaction, the appearance of an improper conflict of interest for any director or executive officer taking into account the size of the transaction and the financial position of the related party, whether the transaction would impair an outside director’s independence, the acceptability of the transaction to our regulators and the potential violations of other corporate policies. Each of the related party transactions described above were approved pursuant to the Company’s policies and procedures. Our Related Party Transactions Policy is available on our investor relations website at http://investors.tristatecapitalbank.com/govdocs. We have included our website address in this proxy statement as an inactive textual reference only.

ADDITIONAL INFORMATION

Shareholder Nominees for Director

Shareholders may submit nominees for director in accordance with our Bylaws. Under our Bylaws, a shareholder’s notice to nominate a director must be in writing and set forth (1) as to each proposed nominee, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required pursuant to Regulation 14A under the Exchange Act, including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (2) as to such shareholder, the shareholder’s name and address, and the class and number of shares of our common stock that are beneficially owned by such shareholder. Nominations for director for the 2021 Annual Meeting of Shareholders must be delivered no later than 60 days prior to the anniversary date of the 2020 Annual Meeting or March 30, 2021. Nominations should be directed to: TriState Capital Holdings, Inc., One Oxford Centre, 301 Grant Street, Suite 2700, Pittsburgh, Pennsylvania 15219, ATTN: Secretary.

Shareholder Proposals for 2021

Shareholders interested in submitting a proposal for inclusion in the proxy materials for our 2021 Annual Meeting of Shareholders in 2021 may do so by following the procedures prescribed in Exchange Act Rule 14a-8. Such proposal and supporting statements, if any, must be received by us at our principal executive offices, located at: TriState Capital Holdings, Inc., One Oxford Centre, 301 Grant Street, Suite 2700, Pittsburgh, Pennsylvania 15219, ATTN: Secretary, no later than the close of business on December 10, 2020. Any such proposal must comply with the requirements of Exchange Act Rule 14a-8.

Advance Notice Procedures

Under our Bylaws, no business may be brought before an annual meeting unless it is brought before the meeting by or at the direction of the Board or by a shareholder who has delivered timely notice to us. Shareholder proposals to be presented at the 2021 Annual Meeting of Shareholders, other than shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, for inclusion in the proxy statement (including a director nomination) for the 2021 Annual Meeting of Shareholders must contain certain information specified in the Bylaws and be delivered no later than 60 days prior to the anniversary date of the 2020 Annual Meeting, or March 30, 2021 to the following address: TriState Capital Holdings, Inc., One Oxford Centre, 301 Grant Street, Suite 2700, Pittsburgh, Pennsylvania 15219, ATTN: Secretary.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single set of proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means additional convenience for shareholders and cost savings for companies by reducing printing and postage costs.

This year, we expect that a number of brokers with account holders who are holders of shares of our common stock will be “householding” our proxy materials. A single set of printed proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received by us from the affected shareholders. If you have received a notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of printed proxy materials, please notify your broker or us. Direct your written request to TriState Capital Holdings, Inc., One Oxford Centre, 301 Grant Street, Suite 2700, Pittsburgh, Pennsylvania 15219, ATTN: Secretary. Shareholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Annual Report

A copy of our 2019 Annual Report on Form 10-K was distributed with these proxy materials and is also available on our website at www.tscbank.com/annualmeetingmaterials. Upon written request, we will furnish to any shareholder, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2019.

Other Matters

Management knows of no other matters to be brought before the Annual Meeting. However, should any other matter requiring a vote of the shareholders properly come before the meeting, the persons named in the enclosed proxy will vote the shares represented by the proxies on such matter as determined by a majority of the Board. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

Appendix A

AMENDMENT TO THE 2014 OMNIBUS INCENTIVE PLAN

THIS AMENDMENT (this “Amendment”) to the TriState Capital Holdings, Inc. 2014 Omnibus Incentive Plan, is made and adopted by the Board of Directors (the “Board”) of TriState Capital Holdings, Inc. (the “Company”), effective as of the Effective Date (as defined below). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).

WHEREAS, the Company has previously adopted, and the Company’s stockholders have previously approved, the TriState Capital Holdings, Inc. 2014 Omnibus Incentive Plan (as amended from time to time, the “Plan”);

WHEREAS, pursuant to Section 4.1 of the Plan, the Board has the authority to amend the Plan, subject to certain limitations;

WHEREAS, the Board believes it is in the best interests of the Company and its stockholders to amend the Plan as set forth herein; and

WHEREAS, this Amendment shall become effective upon the approval of this Amendment by the Company’s stockholders at the annual meeting of stockholders held on May 29, 2020 (the date of such approval, the “Effective Date”).

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of the Effective Date:

1.
Section 1.6.1 of the Plan is hereby amended to (i) increase the aggregate number of shares available for issuance under the Plan by 1,500,000 and (ii) increase the aggregate number of shares available for issuance as Incentive Stock Options by 1,500,000.

2.	This Amendment shall be and is hereby incorporated into and forms a part of the Plan.

3.	Except as expressly provided herein, all terms and conditions of the Plan shall continue in full force and effect.

A-1

TRISTATE CAPITAL HOLDINGS, INC. - ANNUAL MEETING OF SHAREHOLDERS, MAY 29, 2020

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Via the Internet at www.cesvote.com and follow the instructions.
or

2.	Call toll free 1-888-693-8683 on a Touch-Tone Phone. There is NO CHARGE to you for this call.
or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

REVOCABLE PROXY
TRISTATE CAPITAL HOLDINGS, INC.
ANNUAL MEETING OF SHAREHOLDERS
MAY 29, 2020
9:00 a.m., Eastern Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The signer hereby appoints James F. Bauerle, Brian S. Fetterolf, and Karla Villatoro de Friedman, or any successors thereto, each with full powers of substitution, to act as attorney and proxy for the signer to vote all shares of the common stock (“TriState Capital Common Stock”) of TriState Capital Holdings, Inc. (“TriState Capital”), which the signer is entitled to vote at the Annual Meeting of Shareholders (the “Meeting”), to be held on Friday, May 29, 2020, at the offices of TriState Capital Bank, located at One Oxford Centre, 301 Grant Street, Suite 2600, Pittsburgh, Pennsylvania 15219, at 9:00 a.m., Eastern Time, and at any and all adjournments thereof, as indicated on the reverse hereof.
Only the shareholders of record on April 1, 2020, are entitled to notice of, attend and to vote at the Meeting or any adjournment thereof.
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, and FOR PROPOSAL 4. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING INCLUDING MATTERS RELATING TO THE CONDUCT OF THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

The Board of Directors of TriState Capital recommends that you vote “FOR” the Election of Class IV Directors, “FOR” the approval of the advisory (non-binding) resolution relating to the compensation of TriState Capital’s named executive officers, “FOR” the ratification of the appointment of KPMG LLP and “FOR” the amendment to the Omnibus Incentive Plan to increase the number of authorized shares of common stock.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY INTERNET, TELEPHONE OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

REVOCABLE PROXY
TRISTATE CAPITAL HOLDINGS, INC.
ANNUAL MEETING OF SHAREHOLDERS MAY 29, 2020

YOUR VOTE IS IMPORTANT!
PROXY VOTING INSTRUCTIONS
Shareholders of record have three ways to vote:
1.	By Internet; or
2.	By Telephone (using a Touch-Tone Phone); or
3.	By Mail.
To Vote by Internet:
Go to www.cesvote.com prior to 3:00 a.m., Eastern Time, on May 29, 2020. (Use Control Number at the bottom of the page)
To Vote by Telephone:
Call 1-888-693-8683 Toll-Free on a Touch-Tone Phone any time prior to 3:00 a.m., Eastern Time, on May 29, 2020. (Use Control Number at the bottom of the page)
Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.
Mark here if you plan to attend the meeting.	☐
Mark here for address change.	☐

Comments:

FOLD HERE IF YOU ARE VOTING BY MAIL
PLEASE DO NOT DETACH

☒	PLEASE MARK VOTES
AS IN THIS EXAMPLE
	For	With-hold	For All Except		For	Against	Abstain
1. ELECTION OF CLASS IV DIRECTORS	☐	☐	☐	2. ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	☐	☐	☐
Nominees:

(01) Anthony J. Buzzelli - 4 Year Term					For	Against	Abstain
				3. RATIFICATION OF THE APPOINTMENT OF KPMG LLP FOR FISCAL YEAR 2020	☐	☐	☐
(02) Helen Hanna Casey - 4 Year Term

(03) Brian S. Fetterolf - 4 Year Term					For	Against	Abstain
				4. AMEND OMNIBUS INCENTIVE PLAN TO INCREASE THE NUMBER OF COMMON SHARES AUTHORIZED	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

  The signer acknowledges receipt from TriState Capital prior to execution of this proxy of the Notice of Annual Meeting and the proxy statement. The signer hereby revokes any and all proxies heretofore given with respect to the signer’s shares of TriState Capital Common Stock.

Date

Please be sure to date and sign this proxy card in the box below.

  Should the signer be present and elect to vote at the meeting or at any adjournment thereof and after notification to the Secretary of TriState Capital at the annual meeting of the shareholders’ decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

Sign above	Co-holder (if any) sign above

Where shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.
Control Number